UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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The KEYW Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE KEYW HOLDING CORPORATION

Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The KeyW Holding Corporation (“KeyW” or the “Company”) to be held at KeyW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076, on Wednesday, May 10, 2017 at 12:00 p.m. Eastern Time. We invite you to arrive at 11:30 a.m. to visit with KeyW management. Light refreshments will be served.

As discussed in the enclosed Proxy Statement, the matters to be acted on at the Annual Meeting are: (1) the election of directors, (2) the ratification of the appointment of the Company’s independent registered public accounting firm, and (3) a non-binding advisory vote on executive compensation (a “Say-on-Pay” vote). There will be an opportunity for stockholders to present questions to management and to a representative of the Company’s independent registered public accounting firm.

The Company’s 2016 Annual Report is enclosed. The 2016 Annual Report is not a part of the enclosed Proxy Statement.

Whether or not you plan to attend, we request that your shares of stock be represented and voted at the Annual Meeting. You can accomplish this by completing, signing, dating and promptly returning the enclosed Proxy Card in the enclosed envelope or by transmitting your voting instructions online at www.proxyvote.com. If you sign and return your Proxy Card without specifying your choices, your shares will be voted in accordance with the recommendations of the Company’s Board of Directors contained in the enclosed Proxy Statement.

We look forward to seeing you on May 10, 2017 and urge you to return your Proxy Card as soon as possible.

Respectfully yours,

William J. Weber

President and Chief Executive Officer

Hanover, Maryland

April 13, 2017

THE KEYW HOLDING CORPORATION

7740 Milestone Parkway, Suite 150

Hanover, Maryland 21076

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2017

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of The KeyW Holding Corporation, a Maryland corporation, (“KeyW” or the “Company”), will be held at 12:00 p.m. Eastern Time on Wednesday, May 10, 2017, at KeyW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076, for the following purposes:

1.	To elect nine (9) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	To take a non-binding advisory vote to approve the compensation paid to the Company’s named executive officers (“Say-on-Pay”); and

4.	To transact such other business as may properly come before the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting.

The Company’s Board of Directors has fixed the close of business on March 22, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

Please indicate your vote, date and sign the enclosed Proxy Card and promptly return it in the enclosed pre-addressed envelope or transmit your voting instructions online at www.proxyvote.com. Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. The prompt voting of proxies will assure a quorum and reduce solicitation expenses. If you are a stockholder of record and are personally present at the Annual Meeting and wish to vote your shares in person, even after returning your Proxy Card, you still may do so.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
May 10, 2017

The Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

KIMBERLY J. DECHELLO

Secretary

Hanover, Maryland

April 13, 2017

PROXY STATEMENT	- 1 -
VOTING SECURITIES AND PRINCIPAL HOLDERS	- 2 -
Security Ownership of Certain Beneficial Owners and Management	- 2 -
THE BOARD OF DIRECTORS AND COMMITTEES	- 4 -
Board Composition	- 4 -
Director Independence	- 4 -
Board Leadership Structure	- 4 -
Board Committees	- 5 -
Compensation Committee Interlocks and Insider Participation	- 5 -
Director Selection Criteria	- 6 -
Stockholder Nominations	- 7 -
Code of Ethics	- 7 -
Communication between Stockholders and Directors	- 7 -
Director Attendance at Board Meetings and Annual Meeting	- 8 -
Board Role in Risk Oversight	- 8 -
Director Compensation	- 8 -
EXECUTIVE COMPENSATION	- 10 -
Compensation Discussion and Analysis	- 10 -
Compensation Committee Report	- 19 -
Summary Compensation Table	- 20 -
Grants of Plan-Based Awards Table	- 22 -
Outstanding Equity Awards at Fiscal Year End	- 23 -
Option Exercises and Stock Vested at Fiscal Year End	- 24 -
Employment Agreements	- 24 -
Equity Incentive Plans	- 30 -
Equity Compensation Plan Information	- 37 -
Retirement Plans	- 37 -
Employee Stock Purchase Plan	- 37 -
Options to Purchase Securities	- 37 -
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	- 38 -
Review, Approval and Ratification of Transactions with Related Persons	- 38 -
Transactions with Related Persons	- 38 -
PROPOSAL 1 - ELECTION OF DIRECTORS	- 39 -
Directors/Nominees	- 39 -
Executive Officers	- 43 -
PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	- 45 -
PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF the COMPANY’S NAMED EXECUTIVE OFFICERS	- 45 -
Background of the Proposal	- 45 -
Say-on-Pay Proposal	- 45 -
Audit Committee Report	- 47 -
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	- 48 -
Audit Fees	- 48 -
Audit-Related Fees	- 48 -
Tax Fees	- 49 -
All Other Fees	- 49 -
Pre-Approval of Services	- 49 -
OTHER MATTERS	- 50 -
Section 16(a) Beneficial Ownership Reporting Compliance	- 50 -
Other Business	- 50 -
Stockholder Proposals for the 2018 Annual Meeting	- 50 -
Annual Report and Consolidated Financial Statements	- 50 -
Householding	- 50 -
Reference Documents	- 51 -

i

THE KEYW HOLDING CORPORATION

7740 Milestone Parkway, Suite 150

Hanover, Maryland 21076

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2017

This Proxy Statement and enclosed Proxy Card are furnished to the holders of common stock, $0.001 par value (the “Common Stock”), of The KeyW Holding Corporation, a Maryland corporation (“KeyW” or the “Company”) and is solicited by the Board of Directors of the Company (the “Board of Directors”) for use at the Annual Meeting of Stockholders to be held on May 10, 2017 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 12:00 p.m. Eastern Time on Wednesday, May 10, 2017, at KeyW’s Corporate Headquarters, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076. The approximate date on which the Notice of Annual Meeting, Proxy Statement and Proxy Card are first sent or given to stockholders is April 13, 2017.

The shares represented by all properly executed proxies will be voted at the Annual Meeting in accordance with instructions thereon. If no instructions are indicated, the Proxy will be voted “FOR” the nominees for director listed under the caption “Proposal 1” herein; “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year; and “FOR” the Say-on-Pay proposal. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. All valid proxies obtained will be voted at the discretion of the Board of Directors with respect to any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 22, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

As of the Record Date, there were 49,496,577 shares of the Company’s Common Stock outstanding. Holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding as of the Record Date will be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time by a majority of stockholders present until a quorum is obtained.

The nominees to be selected as directors must receive a majority of the votes cast at the Annual Meeting to be elected. Each other proposal must receive a majority of the votes cast at the Annual Meeting to be approved. Abstentions and broker non-votes will have no effect on the proposals because broker non-votes will not be considered as present or voting and abstentions will be counted only for purposes of determining whether there is a quorum.

Proxies may be revoked before they are voted at the Annual Meeting by giving written notice of revocation to the corporate secretary of the Board of Directors (the “Secretary”), by submission of a Proxy bearing a later date, or by attending the Annual Meeting in person and voting by ballot.

The cost of preparing and mailing this Proxy Statement and the accompanying Proxy Card will be borne by the Company and the Company will pay the cost of soliciting proxies. In addition to solicitation by mail, certain officers and regular employees of the Company, or employees of the Company’s transfer agent, Computershare, may solicit the return of proxies by telephone, email or in person. The Company will also reimburse brokers, nominees and other fiduciaries for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock and soliciting them to execute proxies.

Any document referenced in this Proxy Statement is available without charge to any stockholder of record upon request. All requests shall be made either in writing, and directed to the Company at its main office address, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076, by e-mail and directed to corporatesecretary@keywcorp.com or orally and directed to the Secretary at 443-733-1600.

VOTING SECURITIES AND PRINCIPAL HOLDERS

General

The voting securities of the Company consist of Common Stock. On the Record Date there were 49,496,577 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying notes set forth as of March 22, 2017, information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person or group who beneficially owns more than 5% of the Common Stock, (ii) each of the directors and nominees for director of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors, nominees for director and executive officers of the Company as a group. Unless otherwise indicated by footnote, the nature of all beneficial ownership is direct.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% Owners
Capital Research Global Investors (2)	3,586,400	7.25%
FMR, LLC (3)	6,144,607	12.41%
Franklin Resources, Inc. and related parties (4)	3,730,404	7.34%
Neuberger Berman Group, LLC and related parties(5)	3,415,168	6.90%
Directors and Executive Officers *
Michael Alber (6)	—	—
Deborah Bonanni (7)	57,346	**
Bill Campbell (8)	84,733	**
Michele Cook (9)	—	—
Kim DeChello (10)	322,036	**
Shephard Hill (11)	8,518	**
Chris Inglis (12)	9,346	**
Ken Minihan (13)	77,846	**
Art Money (14)	82,589	**
Caroline Pisano (15)	1,231,140	2.49%
Mark Sopp (16)	29,346	**
Bill Weber (17)	80,053	**
Mark Willard (18)	324,544	**
All Directors and Executive Officers as a Group (15 persons) (19)	2,307,497	4.62%

*	The address of all directors and executive officers is c/o The KeyW Holding Corporation, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076.

**	Less than 1%.

(1)	The percentages are calculated on the basis of 49,496,577 shares outstanding as of March 22, 2017 plus, for each person listed, securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All restricted stock regardless of vesting status is included since these shares have voting rights.

(2)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2017 by Capital Research Global Investors. Principal Business Office address is 333 South Hope Street, Los Angeles, CA 90071.

(3)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR, LLC on behalf of Abigail P. Johnson and Fidelity Mid-Cap Stock Fund. Principal Business Office address is 245 Summer Street, Boston, MA 02210. The report states that FMR has sole voting power over 648,280 shares and each of FMR and Ms. Johnson (by virtue of her control over FMR and affiliated entities) has sole dispositive power over all 6,144,607 shares. Fidelity Mid-Cap Stock Fund has sole voting power over 3,838,036 shares.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 8, 2017 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. Principal Business Office address is One Franklin Parkway, San Mateo, CA 94403-1906. The report states that Franklin Advisors, Inc. has sole voting and dispositive power over 3,684,675 shares and Fiduciary Trust Company International has the sole voting and dispositive power over 45,729 shares. 1,348,200 shares are issuable on conversion of the Company’s Convertible Senior Notes Due 2019.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2017 by Neuberger Berman Group, LLC and Neuberger Berman Investment Advisers, LLC. Principal Business Office address is 1290 Avenue of the Americas, New York, NY 10104. The report states that Neuberger Berman Group, LLC and Neuberger Berman Investment Advisers, LLC have shared voting power over 3,085,233 shares and shared dispositive power over 3,415,168 shares.

(6)	Mr. Alber has no beneficial ownership.

(7)	Of the shares shown as beneficially owned, 5,500 are owned directly by Ms. Bonanni, 20,346 are unvested restricted stock and 31,500 represent presently exercisable rights to acquire common stock through stock options.

(8)	Of the shares shown as beneficially owned, 28,887 are owned directly by Mr. Campbell, 15,346 are unvested restricted stock, 20,500 represent presently exercisable rights to acquire common stock through stock options and 20,000 represent presently exercisable rights to acquire common stock through stock options held by Sanoch Management LLC, a consulting firm controlled by Mr. Campbell.

(9)	Ms. Cook has no beneficial ownership.

(10)	Of the shares shown as beneficially owned, 162,036 are owned directly by Ms. DeChello, 12,500 are unvested restricted stock, and 147,500 represent presently exercisable rights to acquire common stock through stock options.

(11)	Of the shares shown as beneficially owned, 8,518 shares are unvested restricted stock.

(12)	Of the shares shown as beneficially owned, 9,346 shares are unvested restricted stock.

(13)	Of the shares shown as beneficially owned 12,000 are owned directly by Mr. Minihan, 15,346 are unvested restricted stock, and 50,500 represent presently exercisable rights to acquire common stock through stock options.

(14)	Of the shares shown as beneficially owned 15,162 are owned directly by Mr. Money, 15,346 are unvested restricted stock, 1,581 represent presently exercisable rights to acquire common stock through warrants, and 50,500 represent presently exercisable rights to acquire common stock through stock options.

(15)	Shares deemed to be beneficially owned by Caroline S. Pisano include: (i) shares held by Ms. Pisano herself, who beneficially owns 847,924 shares of common stock, 20,019 shares of unvested restricted stock, and 18,000 shares representing presently exercisable rights to acquire common stock through stock options; (ii) 340,197 shares of common stock held by The Caroline S. Pisano 2009 Irrevocable Trust and (iii) 5,000 shares owned by her mother who resides in her household. Ms. Pisano has voting and dispositive power over the shares beneficially owned by the trust. Ms. Pisano disclaims beneficial ownership of the shares held by the trust except to the extent of her pecuniary interest therein and disclaims beneficial ownership of the securities held by her mother.

(16)	Of the shares shown as beneficially owned 20,000 are owned directly by Mr. Sopp and 9,346 are unvested restricted stock.

(17)	Of the shares shown as beneficially owned 30,053 are owned directly by Mr. Weber and 50,000 are unvested restricted stock.

(18)	Of the shares shown as beneficially owned, 139,544 are owned directly by Mr. Willard and 22,500 are unvested restricted stock, and 162,500 represent presently exercisable rights to acquire common stock through stock options.

(19)	Of the shares shown as beneficially owned, 501,000 represent presently exercisable rights to acquire Common Stock through stock options and 1,581 represent presently exercisable rights to acquire common stock through warrants.

THE BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our Board currently consists of nine individuals. Directors are elected annually, and each director holds office for a one-year term. The Board of Directors generally meets quarterly. Additionally, our bylaws provide for special meetings and, as also permitted by Maryland law, board action may be taken without a meeting upon unanimous written consent of all directors.

The biographical information presented later in this Proxy Statement discusses the specific experience, qualifications, attributes and skills contributing to our conclusion that each nominee for director should serve as a member of our Board of Directors. Our goal in selecting board members is to compose leadership that has a broad base of knowledge and experience targeted to our business and industry, which allows our Board to engage in forthright discussion about our strategies, risks and plans as a Company. Members of the Board of Directors who have an investment stake in our Company have interests that are aligned with our Company’s desire to grow and prosper. We believe that each Board member has demonstrated business acumen and an ability to exercise sound and ethical judgment, as well as a commitment of service to our Company and to our Board of Directors during the period leading up to this filing. Finally, we value their significant experience on other public company boards of directors and board committees, in government agencies, and in private companies, which when aggregated as a full board we feel provides the level of expertise necessary in directing our Company.

Director Independence

Under the NASDAQ Marketplace Rules, a majority of our Board of Directors must be comprised of independent directors, and each member of our Audit, Compensation and Nominating and Corporate Governance Committees must be an independent director, as defined under the NASDAQ Marketplace Rules. Under the NASDAQ Marketplace Rules, a director will not qualify as an “independent director” if, in the opinion of the company's Board of Directors, the director has any relationship which would interfere with the exercise of the director's independent judgment in carrying out his or her responsibilities as a director. In addition, under the NASDAQ Marketplace Rules, an independent director may not be an executive officer or employee of our company and must satisfy certain other requirements under the NASDAQ Marketplace Rules.

In addition, each member of our Audit Committee must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (2) be an affiliated person of the company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and nominee for director under the NASDAQ Marketplace Rules and under applicable securities laws and rules. As a result of this review, our Board of Directors affirmatively determined that Ms. Bonanni, Ms. Pisano, Mr. Campbell, Mr. Hill, Mr. Inglis, Mr. Minihan, Mr. Money, and Mr. Sopp, representing a majority of our Board of Directors, each are “independent directors” as defined under the NASDAQ Marketplace Rules and that each member of our Audit Committee satisfies the independence requirements of Rule 10A-3 of the Exchange Act.

Board Leadership Structure

As of May 27, 2015, Caroline Pisano was appointed as Chairman of the Board. Mr. William (“Bill”) J. Weber was appointed President, Chief Executive Officer and a director effective October 1, 2015. As set forth above, eight (8) of our nine (9) current directors satisfy NASDAQ independence requirements. Independent directors head each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and each of the Committees is comprised solely of independent directors.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, with each Committee having the composition and responsibilities described below. The members of each Committee are appointed by our Board of Directors. Copies of the charters of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee setting forth the responsibilities of the Committees are available on our website at www.keywcorp.com. We periodically review and revise the Committee charters.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mark Sopp, Chairperson	Art Money, Chairperson	Ken Minihan, Chairperson

Shep Hill	Bill Campbell	Deborah Bonanni

Art Money	Shep Hill	Chris Inglis

Caroline Pisano	Mark Sopp

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the NASDAQ Marketplace Rules and that each of Ms. Pisano and Mr. Sopp qualifies as an “Audit Committee financial expert” under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. In addition, our Board of Directors has determined that each member of our Audit Committee is an independent director under the listing standards of the NASDAQ Marketplace Rules and is independent pursuant to Rule 10A-3 of the Exchange Act. As provided for in the Committee’s charter, as approved by our Board of Directors, our Audit Committee is responsible for, among other things:

•	Determining the appointment, compensation, retention and oversight of our independent registered public accounting firm; evaluating the qualifications, performance and independence of our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	Overseeing our accounting and financial reporting processes and the audits of our financial statements; and

•	Reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risk, and our compliance with significant applicable legal, ethical and regulatory requirements as they relate to financial statements or accounting matters.

The Audit Committee held eight meetings in 2016.

Compensation Committee

As provided for in the Committee’s charter, as approved by our Board of Directors, our Compensation Committee is responsible for, among other things:

•	Reviewing and recommending KeyW’s general policy regarding executive compensation;

•	Reviewing and recommending compensation for our chief executive officer and our other Named Executive Officers, including annual base salary, annual incentive bonus (including the specific goals required to receive an annual incentive bonus and the amount of any such annual incentive bonus), equity compensation and any other benefits or compensation;

•	Reviewing and recommending any employment-related agreements, severance arrangements and change-of-control arrangements and similar agreements/arrangements for our executive officers;

•	Reviewing and recommending compensation plans for our employees and amendments to our compensation plans to our Board of Directors;

•	Preparing the Compensation Committee report that the SEC requires to be included in our annual proxy statement; and

•	Overseeing, reviewing and making recommendations with respect to our equity incentive plans.

Our Board of Directors has determined that each member of our Compensation Committee is an “independent director” as defined under the NASDAQ Marketplace Rules.

The Compensation Committee held four meetings in 2016.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during the last completed fiscal year: (a) was, during the fiscal year, an officer or employee of the Company; (b) was formerly an officer or employee of the Company; or (c) had any relationships requiring disclosure under Item 404 of Regulation S-K.

During the last completed fiscal year: (a) no executive officer of the Company served as a member of the Compensation Committee (or other Board Committee performing equivalent functions or, in the absence of any such Committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (b) no executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and (c) no executive officer of the Company served as a member of the Compensation Committee (or other Board Committee performing equivalent functions or, in the absence of any such Committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company.

Nominating and Corporate Governance Committee

As provided for in the Committee’s charter and as approved by our Board of Directors, our Nominating and Corporate Governance Committee is responsible for, among other things:

•	Reviewing developments in corporate governance practices and developing and recommending governance principles, policies and procedures applicable to KeyW;

•	Identifying, reviewing and recommending to our Board of Directors nominees for election to our Board of Directors and to fill vacancies on our Board of Directors;

•	New director orientation;

•	Reviewing and making recommendations to our Board of Directors regarding Board Committee structure and membership; and

•	Succession planning for our executive officers.

Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is an “independent director” as defined under the NASDAQ Marketplace Rules.

The Nominating and Corporate Governance Committee adopted the Corporate Governance Guidelines on April 30, 2010 (the “Guidelines”). The Guidelines are designed to assist the Board of Directors in the exercise of its responsibilities and provides guidance on matters such as: board size and composition, selection of directors, stockholder nominations, selection of Chairperson, expectations for directors, board responsibilities, board meetings, executive sessions, the committees of the board, orientation and continuing education, and reliance on management and outside counsel.

The Nominating and Corporate Governance Committee held four meetings in 2016.

Director Selection Criteria

Our goal in selecting directors is to compose leadership that has a broad base of knowledge and experience targeted to our business and industry, which allows our Board of Directors to engage in forthright discussion about our strategies, risks and plans as a Company.

The Nominating and Corporate Governance Committee shall identify, review and recommend candidates to serve on the Board of Directors. The Committee may use outside consultants to assist in identifying candidates. Final approval of a candidate is determined by the full Board. The Committee and the Board of Directors shall take the following factors into consideration, including such other factors as the Board of Directors may determine:

•	Regulatory Requirements. They will assure that the Board has directors who meet the applicable criteria for Committee or Board membership established by regulatory entities including NASDAQ, the Securities and Exchange Commission, and the Internal Revenue Service.

•	Independence. They shall assure that at least a majority of the Board will be independent directors in accordance with NASDAQ regulations.

•	Overall Board Composition. They will consider the Board’s overall composition in light of current and future needs. Among the characteristics the Committee may consider are: professional skills and background, experience in relevant industries, diversity, age and geographic background.

•	Performance. They will consider the past performance of incumbent directors.

•	Other Criteria. Particularly with regard to new directors, they will also assess whether the candidates have the qualities expected of all directors, including integrity, judgment, acumen, and the time and ability to make a constructive contribution to the Board.

•	Notice. In order to assure that the Board has ample notice of potential recommended changes in the Board, the Nominating and Corporate Governance Committee will inform the Board of the criteria used by the Committee in evaluating director nominations in advance of, and at the time of, submitting such nominations to the Board.

The Board of Directors, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, shall be responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies and newly created directorships, with primary emphasis on the criteria set forth above. The Board of Directors, taking into consideration the assessment of the Nominating and Corporate Governance Committee, shall also make a determination as to whether a nominee or appointee would be an independent director.

Stockholder Nominations

The Company welcomes nominations from stockholders and encourages interested stockholders to submit candidates to the Nominating and Corporate Governance Committee through the Secretary. The Nominating and Corporate Governance Committee shall give appropriate consideration to candidates for the Board of Directors recommended for nomination by stockholders in accordance with the Company’s bylaws, and shall evaluate such candidates in the same manner as other candidates identified to the Committee. The Company has not received any recommended nominees from any stockholder to date. Stockholders can send nominations by e-mail to corporatesecretary@keywcorp.com, by fax to (443) 733-1801 or by mail to Corporate Secretary, The KeyW Holding Corporation, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076.

Code of Ethics

KeyW has adopted a code of business conduct and ethics applicable to all of our officers (including our CEO and CFO), directors, and employees. A copy of that code is available on our corporate website at www.keywcorp.com. The policies and procedures address a wide array of professional conduct, including, but not limited to:

Conduct	Political Contributions, Activities and Public Positions
Public Disclosure	Government Officials and Company Personnel
Legal Compliance	Payments to Employees of Customers or Suppliers
Government Business	Conflict of Interest
Company Records and Accounts	Compliance with Tax and Currency Laws
Insider Trading	Import and Export
Vigilant Reporting	Time Recording
Indoctrination	Reporting of Violations

Any person may receive a copy of this Code of Ethics at no charge by contacting the Company’s Corporate Secretary via mail, email to corporatesecretary@keywcorp.com or by phone at 443-733-1600.

Employees with complaints or concerns may report these through the KeyW OpenBoard which provides an anonymous and confidential method for reporting any issues or concerns. Employees may present concerns anonymously through OpenBoard at 866-265-3857. Confidential reports also may be submitted by mail addressed to the Secretary for delivery to the Board of Directors or submitted online at https://www.openboard.info/keyw/index.cfm.

Communication between Stockholders and Directors

The Board of Directors recommends that stockholders initiate any communications with the Board of Directors in writing and send them in care of the Secretary. Stockholders can send communications by e-mail to corporatesecretary@keywcorp.com, by fax to 443-733-1801 or by mail to Secretary, The KeyW Holding Corporation, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076. This centralized process will assist the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board of Directors has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed of a commercial, inflammatory or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Director Attendance at Board Meetings and Annual Meeting

The Board of Directors held eight meetings during 2016. The Board of Directors held four independent directors meetings without management during 2016. Each director attended more than 75% of the total number of meetings of the Board and Committees on which they served. It is the policy of the Company and Board of Directors that all directors attend the Annual Meeting of Stockholders and be available for questions from the stockholders. Two directors were unable to attend the 2016 Annual Meeting of Stockholders. It is anticipated that all directors nominated for election at the Annual Meeting will be in attendance at the Annual Meeting.

Board Role in Risk Oversight

The role of the Board of Directors in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board of Directors considers and addresses the primary risks associated with those units and functions. The full Board of Directors regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

In addition, each of the Committees, and particularly the Audit Committee, plays a role in overseeing risk management issues that fall within each Committee’s areas of responsibility. Senior management reports on at least a quarterly basis to the Audit Committee on the most significant risks facing the Company from a financial reporting perspective and highlights any new risks that may have arisen since the Audit Committee last met. The Audit Committee also meets regularly in executive sessions with the Company’s independent registered public accounting firm and reports any findings or issues to the full Board of Directors. Other Committees meet in executive sessions as necessary. In performing its functions, the Audit Committee and each Committee of the Board of Directors has full access to management, as well as the ability to engage advisors. The Board of Directors receives reports from each of the Committees regarding each Committee’s particularized areas of focus.

Director Compensation

Cash Awards

Directors who are full-time employees of KeyW receive no additional compensation for their service as directors. With respect to non-employee directors, our philosophy is to provide competitive compensation necessary to attract and retain outstanding people to our Board of Directors. The Compensation Committee reviews annually the form and amount of director compensation, and as part of its review of the compensation policies of KeyW, has sought input from the Company’s independent auditor and Compensation Consultant (defined below) as to director compensation practices of similarly-situated companies.

On May 18, 2016 and effective July 1, 2016, the Board of Directors and the Compensation Committee approved the following non-employee director cash compensation levels, which continue to apply to director compensation paid in 2017:

•	Annual retainer of $45,000 for Board service (previously $30,000) with the Chairman of the Board receiving a retainer of $75,000;

•	Audit Committee chairperson retainer of $15,000 (previously $10,000);

•	Compensation Committee chairperson retainer of $10,000 (previously $5,000); and

•	Nominating and Corporate Governance Committee chairperson retainer of $7,500 (previously $5,000).

Equity Awards

The current practice, commencing on May 18, 2016, for non-employee directors is to grant restricted stock annually based on the market value at the time of grant with a vesting schedule of 50% vesting at each of the first and second year grant date anniversaries. Previous practice was 3-year cliff vesting.

The table below summarizes the compensation paid by KeyW to non-employee directors for the fiscal year ended December 31, 2016.

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards($) (6) (7)	Total ($)
Deborah Bonanni	37,500	100,002	137,502
Bill Campbell	37,500	100,002	137,502
Pierre Chao (1)	15,000	—	15,000
John Hannon (2)	—	100,002	100,002
Shep Hill (3)	11,250	—	11,250
Chris Inglis (4)	22,500	100,002	122,502
Ken Minihan	43,750	100,002	143,752
Art Money	45,000	100,002	145,002
Caroline Pisano	55,000	150,003	205,003
Mark Sopp (5)	40,000	100,002	140,002

(1)	Director Chao’s term as a member of the Board ended effective May 18, 2016.

(2)	Director Hannon resigned from the Board effective November 9, 2016. Mr. Hannon declined to receive cash Board fees.

(3)	Director Hill joined the Board effective November 9, 2016.

(4)	Director Inglis joined the Board effective May 18, 2016.

(5)	Director Sopp joined the Board effective March 16, 2016.

(6)	On July 1, 2016, each non-employee director was awarded 9,346 shares of restricted stock except Chairperson Pisano who received 14,019 shares. The fair market value of the stock was $10.70 per share. No stock options were granted in 2016.

(7)	Amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. For a description of the assumptions used in making these calculations see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and notes in our Form 10-K for the fiscal year ended December 31, 2016.

The non-employee directors held the following numbers of stock options and unvested restricted stock as of December 31, 2016.

Director Name	Stock Options Outstanding	Unvested Restricted Stock Awards
Deborah Bonanni	31,500	23,346
Bill Campbell	40,500	18,346
Shep Hill (1)	—	—
Chris Inglis	—	9,346
Ken Minihan	50,500	18,346
Art Money	50,500	18,346
Caroline Pisano	18,000	23,019
Mark Sopp	—	9,346

(1)	Director Hill received his first Restricted Stock Award in January 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Recent Company Developments

During 2016, KeyW continued to establish the Company as a viable and competitive entity within our target markets. We grew our prime contract base. We intend to continue our acquisition strategy as we find the right complementary companies at the right price.

During the first quarter of 2016, we completed the sale of our Systems Engineering and Technical Assistance (SETA) business. The SETA business was not deemed an individually significant component of our Company. Management decided to sell the SETA business in connection with the ongoing strategic review of our overall business, through which we have determined that the growth potential of both KeyW's core business and the SETA business could be maximized if the two businesses were separated. The sale of the SETA business eliminated KeyW’s potential organizational conflicts of interest at two key government agencies and will allow our Company to focus 100% on technology development opportunities across the Intelligence Community.

During the second quarter of 2016, the Company sold the Hexis Cyber Solutions, Inc. ("Hexis") business in its entirety. The Hexis business marketed our HawkEye products and related maintenance and services to the commercial cyber sector and comprised our entire former Commercial Cyber Solutions reportable segment.

More detail on each of the Company’s strategic moves can be found in recent press releases and conference call transcripts available on the Company’s website: http://investors.keywcorp.com/

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides an overview and analysis of the compensation programs applicable to each person that served as our principal executive officer or principal financial officer during 2016 and our three other most highly compensated executive officers for 2016 (referred to herein as our Named Executive Officers, or NEOs), and certain executive compensation policies for 2015 and 2016. This section also explains our general compensation philosophy and objectives and how we made compensation decisions for our NEOs for 2016. Our NEOs in 2016 were:

•	Bill Weber – President & Chief Executive Officer (CEO);

•	Mike Alber — Chief Financial Officer (CFO) and Executive Vice President (EVP), effective June 13, 2016;

•	Mark Willard — Chief Operating Officer (COO);

•	Michele Cook — Executive Vice President, Business Development effective January 18, 2016;

•	Kim DeChello — Chief Administrative Officer (CAO);

•	Phil Calamia — CFO until June 12, 2016, employment ended June 30, 2016; and

•	Chris Fedde — EVP & President of Hexis Cyber Solutions, Inc., a KeyW Subsidiary until June 30, 2016.

This discussion contains forward-looking statements based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy and Objectives

The overall goal of our compensation programs is to attract, retain, and motivate qualified, talented and diverse leaders who are enthusiastic about our mission and culture by providing competitive compensation and benefits to our executive officers consistent with our focus on controlling costs. We believe that compensation plays a role in, but is not the exclusive means of, achieving these goals. Non-financial attributes, such as a rewarding and innovative work environment, challenging projects, and career growth opportunities also help us to attract and motivate the leaders we seek to employ at KeyW.

We aim to design our compensation programs so that our executive officers are motivated both to achieve strong short-term (annual) performance goals and to contribute to the creation of long-term stockholder value. Accordingly, a significant portion of each executive’s total compensation is tied to the achievement of annual performance goals and to long-term stock appreciation. In addition, we believe that annual incentive compensation for our executive officers should be based primarily on the achievement of objective corporate financial goals, with the flexibility to also reward our executives for exceptional contributions to the achievement of these goals or for the achievement of specific individual goals or other corporate performance goals.

Compensation Policies and Practices That Reflect Our Compensation Philosophy

What We Do
Pay for Performance
Balance Long-Term and Short-Term Incentives
Benchmark Compensation Against an Appropriate Peer Group
Maintain Clawback Rights
Monitor for Risk-Taking Incentives
Maintain Stock Ownership Requirements
Prohibit Hedging
Limit Perquisites
Engage an Independent Compensation Consultant
Hold Executive Sessions at Each Committee Meeting
What We Do Not Do
X	No Gross-Ups for Taxes
X	No “Single Trigger” Severance Agreements
X	No Repricing of Options without shareholder approval
X	No Guaranteed Bonuses or Salary Increases

Change of Control and Severance Benefits

We have change-of-control and severance provisions in the employment agreements for NEOs Alber, Cook and Weber. The employment agreements for NEOs DeChello and Willard expired on February 28, 2017. For a further discussion of the change-of-control and severance provisions applicable to certain of our NEOs see “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” below.

Determination of Executive Compensation

Role of Compensation Committee and Board of Directors. We established a Compensation Committee of our Board of Directors in January 2009 to review and recommend to our full Board of Directors compensation for our executive officers, including our NEOs. Since its formation, the Compensation Committee has been responsible for:

•	reviewing and recommending corporate goals and objectives as they relate to executive compensation;

•	evaluating the performance of executive officers and recommending their compensation;

•	overseeing the administration of incentive and equity-based compensation plans;

•	recommending new plans, plan amendments, and/or the termination of current plans;

•	recommending non-employee directors’ compensation, such as retainers, chairperson fees, or equity grants; and

•	overseeing the work of external consultants advising KeyW on compensation matters.

For a more detailed description of the role of our Compensation Committee, see “Board Committees—Compensation Committee” above.

Role of Management. Our Chief Executive Officer participates in meetings of our Compensation Committee upon the request of its members and in meetings of our Board of Directors as a member of the Board and makes recommendations to the Compensation Committee and Board of Directors with respect to base salary, the setting of performance targets, the amounts of any short-term and long-term incentive compensation and equity awards for our executive officers. The Compensation Committee also works with our COO, CFO and CAO in evaluating the financial, accounting, tax and retention implications of our various compensation programs. Neither the CEO, nor any of our other NEOs, participates in deliberations relating to his or her own compensation.

Assessment of Competitive Practices and Role of Compensation Consultant. We believe that competitive compensation programs are critical in attracting, retaining and motivating the talent KeyW needs to achieve its stated objectives. Our Compensation Committee engages outside Compensation Consultants (as defined below) to assist in its and the Board’s assessment of the competitiveness of our executive compensation practices. Pursuant to their engagement, they complete a benchmarking analysis of total direct compensation for top executives and other key employees and make recommendations to management and the Compensation Committee regarding executive and key employee compensation. In addition, they assist in the design of annual incentive and new long-term incentive plans for KeyW executives and employees. See “Components of Executive Compensation” below, for further discussion of our annual incentive and long-term incentive plans. They perform the work under the direction and authority of the Compensation Committee, with input from the Board and management.

In November 2016, our Board of Directors engaged Aon Hewitt whom we refer to as the “Compensation Consultant”, to complete a series of benchmark activities to understand changes to executive and independent compensation practices. The Compensation Consultant’s benchmarking analysis was based on two distinct peer groups (“Direct Peers” and “Indirect Peers”) which it developed jointly with executive management. We believe Direct Peers should serve as the primary reference point for evaluating the reasonableness of pay levels, while practices should be shaped by a broader index including Indirect Peers.

The first peer group developed by the Compensation Consultant and executive management and examined by the Compensation Committee consisted of companies that are comparable to KeyW with respect to industry and size as measured by revenues. The Compensation Committee reviewed companies that provide similar services/products to the Intelligence Community, which we refer to as the Direct Peer Group. The Direct Peer Group was as follows:

•	AeroVironment, Inc.	•	NCI, Inc.
•	American Science & Engineering, Inc.	•	Proofpoint, Inc.
•	ICF International, Inc.	•	Tyler Technologies, Inc.
•	Mercury Systems, Inc.	•	Vasco Data Security International, Inc.

The second peer group developed by the Compensation Consultant and executive management and examined by the Compensation Committee consisted of Indirect Peer competitors as follows:

•	Astronics Corporation	•	Kratos Defense Security Solutions
•	Booz Allen Hamilton	•	Leidos Holdings, Inc.
•	CACI International	•	Mantech International Corporation
•	Digitalglobe	•	Symantec Corporation
•	Ducommun	•	Verint Systems
•	Engility Holdings, Inc.	•	ViaSat
•	FLIR Systems

The Compensation Consultant used these peer groups and industry surveys to present to the Compensation Committee data about salary, bonus and equity compensation and the relative mix of these components of total compensation for executive and senior personnel positions at these comparable companies and in comparable industry and company groups. We use this compensation data as a reference point when setting compensation levels. Our Compensation Committee maintains discretion in determining the nature and extent to which this data is applied.

In July 2015, our Board of Directors engaged the Compensation Consultant, to complete a series of benchmark activities to understand changes to executive and independent compensation practices. The Board also engaged the Compensation Consultant to provide advice on establishing the compensation package in connection with the Company’s hiring of the new CEO.

Components of Executive Compensation

The chart below lists and describes the elements currently included in our executive compensation program and summarizes our purpose in providing each such element.

Compensation Component	Description	Purpose	Fixed or Performance- Based
Base Salary	Base compensation for performing core responsibilities and contributions to the Company.	Provide steady source of income based primarily on scope of responsibility and years of experience and individual performance.	Fixed

Annual Incentives	Annual cash incentive opportunities are provided for under the KeyW Annual Incentive Plan and are expressed as a percentage of base salary. Threshold, target, and maximum incentive opportunities are established based on corporate, business unit, and individual goals.	Ensure focus on specific annual goals, provide annual performance-based cash compensation, and motivate achievement of critical short-term performance metrics.	Performance- Based

Long-Term Incentives

Equity grants provided under our equity incentive plans to all executives and employees. Equity award types provided for include Stock Options and Restricted Stock.

Cash-based incentives also may be provided from time to time under our long-term incentive plan.

		Align the interests of executives with stockholders, provide for executive ownership of stock, attract, retain and motivate key talent, and reward long-term growth of the business.	Performance- Based

Discretionary Awards	One-time awards of cash or equity.	Intended to recognize exceptional contributions to KeyW’s business by individual executives and employees.	Performance- Based

Retirement, Health, & Welfare Benefits	Includes benefits such as: • Health, dental and vision insurance • Life and disability insurance • Paid Time Off and Holidays • Company 401(k) contributions • Employee Stock Purchase Plan.	These benefits are part of our broad-based total compensation program, available to all full-time employees of the Company.	Fixed

Base Salary. Base salary is intended to provide executives with a base level of regular income for performance of their essential duties and responsibilities. In general, base salaries for our NEOs are initially negotiated with the executive at the time the executive is hired, and reviewed annually by our Compensation Committee and Board of Directors, with input from our Chief Executive Officer (other than with respect to himself). In determining base salaries, we consider the executive’s qualifications and experience, salaries of executives in similar positions at comparable companies as described above under “Determination of Executive Compensation — Assessment of Competitive Practices and Role of Compensation Consultant,” and internal comparisons of the relative compensation paid to members of our executive team.

Annual Incentives. Effective January 2010, we adopted the KeyW Annual Incentive Plan (the “AIP”). In general, all of our employees may become eligible to participate in the AIP, with our Chief Executive Officer retaining discretion to determine which employees (other than named executive officers or “NEOs”) are included in the AIP on a year-to-year basis. Approval of the Compensation Committee is required with respect to the inclusion of any of our executive officers in the AIP. The AIP is intended to:

•	Motivate eligible employees to achieve annual financial performance goals, other corporate goals or individual goals, depending on the level of seniority and responsibilities of the employee;

•	Reward employees for achievement of financial, business unit, and individual performance targets that contribute to the creation of long-term stockholder value; and

•	Provide maximum flexibility to reward individual employee performance and innovation.

Under the AIP, annual incentive opportunities are established each year as a percentage of each eligible employee’s base salary. For our Chief Executive Officer and other executive officers, performance goals and incentive opportunities are generally recommended by the Compensation Committee and determined by the Board of Directors in the first quarter of the fiscal year to which the award relates. For our Chief Executive Officer and other executive officers, annual incentive payments under the AIP are tied to company-wide financial performance targets. In establishing the AIP, the Compensation Committee and the Board of Directors assessed that company-wide financial performance targets best gauge the performance of KeyW’s senior management team in growing short- and long-term stockholder value.

For 2016, the Compensation Committee determined to set company-wide financial performance targets for our Chief Executive Officer and other executive officers based on the achievement of a combination of specified target revenue and specified target EBITDA, measured after giving effect to payments to employees under the AIP, which we refer to as the 2016 financial target. The Board determines revenue and EBITDA growth rates and corresponding AIP target levels based on the federal procurement and budget environment, investor expectations, and contract activity. The levels are expected to be challenging but reachable. In particular, the Compensation Committee and the Board of Directors determined to weight KeyW achievement of the 2016 financial target 60% on the achievement of target revenue and 40% on the achievement of target EBITDA. See “Executive Compensation – Compensation Actions in 2016” for a detailed discussion of the 2016 financial target calculations.

AIP payouts for 2016 for our Chief Executive Officer and other executive officers were based on the extent to which actual revenue and EBITDA performance (weighted as described above) met the 2016 financial target, based on a sliding scale of performance. For our NEOs, actual revenue and EBITDA performance were required to achieve a minimum level of 90% of the 2016 financial target for awards to be paid under the AIP. For employees that are not NEOs, actual revenue and EBITDA performance were required to achieve a minimum level of either 80% or 90% of the 2016 financial target (or in the case of non-executive leadership team employees for which other performance targets were established, 80% or 90% of such other performance target), depending on the particular employee’s job, title and position. For 2016, the Chief Executive Officer’s and Chief Financial Officer’s incentive opportunity ranged from 50% to 150% of base salary, with a target of 100% of base salary. The Chief Operating Officer’s incentive opportunity ranged from 37.5% to 112.5% of base salary, with a target of 75% of base salary. For each other executive officer, his or her incentive opportunity ranged from 25% of base salary to 75% of base salary, with a target of 50% of base salary.

The following table sets forth the minimum, target and maximum annual incentive payments potentially payable to our CEO and our other executive officers based on the percentage achievement of the 2016 financial target. The table is based on 2016 annual salaries.

		Payment Level/Percentage Achievement of 2016 Financial Target
Name	2016 Base Salary	Minimum/90%	Target/100%	Maximum/110%
Bill Weber	$450,000	225,000	$450,000	675,000
Mark Alber	$425,000	$212,500	$425,000	$637,500
Mark Willard	$325,000	$121,875	$243,750	$365,625
Michele Cook	$300,000	$75,000	$150,000	$225,000
Kim DeChello	$250,000	$62,500	$125,000	$187,500
Phil Calamia	$280,000	$70,000	$140,000	$210,000
Chris Fedde	$300,000	$75,000	$150,000	$225,000

The AIP awards are paid in cash. The amount payable pursuant to each award is determined by the Compensation Committee based on achievement of the applicable performance targets. Under the AIP, the Compensation Committee has the discretion to increase or decrease the amount of the payout to an executive officer based on individual performance, provided such payout does not exceed the maximum payout permitted to the executive officer under the AIP.

Our Compensation Committee determined that for 2016, KeyW’s Government Solutions business achieved at 97.83% of the financial target for actual revenue and EBITDA performance under the plan. Therefore, the Compensation Committee approved the payment of a bonus under the AIP to NEOs Weber, Alber, Willard, Cook, and DeChello at an appropriate payment level for such NEO. See “Compensation Actions in 2017,” “Summary Compensation Table” and “Grants of Plan-Based Awards Table” herein.

Long-Term Incentives. We believe that our executives should have a continuing stake in our long-term success. We believe that equity compensation is the best means of aligning the interests of our executives and employees to the interests of our stockholders and of incentivizing our executives and employees to contribute to the long-term growth of stockholder value as well as growth in key metrics such as revenue and EBITDA. We require our executives to hold a significant equity interest in our Company. See also "Stock Ownership Guidelines" herein.

In 2014, we granted stock options and in 2014 and 2015 we granted restricted stock to our NEOs under The KeyW Holding Corporation Amended and Restated 2013 Stock Incentive Plan (the “2013” Plan). In addition, in 2015, we granted restricted stock and the right to receive Long-Term Incentive Shares to Mr. Weber outside the 2013 Plan. In 2016, we granted the right to receive Long-Term Incentive Shares to Ms. Cook and Mr. Alber outside the 2013 Plan. See “Executive Compensation — Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year End Table” for a detailed description of equity awards made to our NEOs from 2014 to 2016 and “Executive Compensation — Equity Incentive Plans” for a detailed description of the 2008, 2009 and 2013 Plans.

As part of the Board of Directors’ and Compensation Committee’s review of competitive compensation practices, the Board of Directors and Compensation Committee adopted a new long-term incentive plan, or LTIP, which sets forth KeyW’s long-term incentive compensation policy for its executive officers and other employees. The LTIP applies with respect to long-term incentive compensation awards beginning in 2010. The LTIP is designed to:

•	attract, retain, and motivate key contributors to KeyW’s profitability and growth;

•	provide a clear connection between pay and performance;

•	align employee and stockholder interests;

•	share the benefits of appreciation in the value of KeyW’s common stock with key contributors; and

•	facilitate stock ownership by key contributors.

The LTIP sets forth the framework KeyW intends to use for the award of long-term incentive compensation, and contemplates that KeyW may award various types of equity-based awards under its equity plans on an annual basis, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance stock units (“PSUs), and other stock-based awards. The LTIP also contemplates awards linked to the value of our common stock but that are payable in cash. The type and mix of equity-based compensation awards made under the LTIP may vary from year-to-year based on KeyW’s compensation philosophy, employment needs, and business goals.

Under the LTIP, long-term incentive awards are to be awarded annually to eligible employees. To date, we have issued stock options, restricted stock and rights to receive Long-Term Incentive Shares under the LTIP. We expect LTIP awards to be made each year based on prior-year performance

Long-Term Incentive Share Rights. It is the Company’s intention to align the NEOs and certain members of the Company’s non-NEO leadership team with the CEO’s Long Term Incentive Share Rights granted in 2015 (See “Executive Compensation — Employment Agreements” below for a description of stock award share prices and vesting schedules.) NEOs Alber and Cook and certain members of the Company’s leadership team received the alignment award – in the form of a one-time right to receive Long-Term Incentive Shares – in lieu of the standard annual retention and performance grants for 2016, according to the target price and granting percentages below.

Target Price Per Share	Stock Granting Percentages
$13.00	12.5%
$16.00	12.5%
$20.00	25.0%
$25.00	25.0%
$30.00	25.0%

Discretionary Awards. Discretionary awards are intended to recognize exceptional contributions to KeyW’s business by individual executives and employees.

Retirement, Health, & Welfare Benefits. We operate in a competitive market for highly skilled technical and management staff who also hold high-level security clearances. As a result, our benefits programs must be competitive with those of our competitors since employees in our industry typically look at the complete compensation program being offered, including retirement, health and welfare benefits. Our benefits programs are available to all of our full-

time employees and include health, dental and vision insurance, life insurance, disability insurance, paid time off, company contributions under our 401(k) plan, and an employee stock purchase plan. We believe that it is important to maintain a competitive benefits program that complements our salary structure and confirms the commitment we have to maintaining a rewarding and enjoyable work environment.

Compensation Actions in 2016

On January 4, 2016, the Company appointed Michele M. Cook as Executive Vice President of Business Development, effective January 18, 2016. In connection with her appointment, the Company entered into an employment agreement with Ms. Cook, dated January 4, 2016. Pursuant to the employment agreement, Ms. Cook receives an annual salary of $300,000 and is eligible to participate in the Company’s AIP. Ms. Cook is eligible to receive an annual bonus of up to 50% of her annual base salary if performance goals and other criteria are met.

Ms. Cook also has the right to receive Long-Term Incentive Shares. If at any time prior to the 5th anniversary of January 18, 2016, the closing market price of KeyW common stock over any 30 consecutive trading days is at or greater than the Target Price Per Share set forth in the table below, the Company will award her Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. Ms. Cook shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will she receive more than 100,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the grant date. The granting and vesting of the Long-Term Incentive Shares will be contingent upon Ms. Cook’s continued employment with the Company, subject to acceleration upon certain events.

Target Price Per Share	Long-Term Incentive Shares
$13.00	12,500
$16.00	12,500
$20.00	25,000
$25.00	25,000
$30.00	25,000

The Long-Term Incentive Share rights are grants of inducement equity awards outside of the 2013 Plan, in accordance with NASDAQ Listing Rule 5635(c)(4). See “Employment Agreements” below for more information about Ms. Cook’s employment agreement.

On February 16, 2016, AIP awards were paid to the NEOs based on the achievement of 2015 financial targets at 92% performance targets for our named executive officers, and actual performance was as follows (in thousands):

	Target Revenue	Target EBITDA	Actual Performance Revenue	Actual Performance EBITDA
Government Solutions	$300,000	$45,500	$298,000	$37,500
Commercial Cyber Solutions	$30,000	N/A	$13,900	N/A

Government Solutions met 92% of the weighted performance threshold, which resulted in a payment of 60% of the bonus target, using the formula that for each 1% below the target performance, the bonus is reduced by 5% of the target payout. Commercial Cyber Solutions did not meet performance targets which resulted in no payout.

2015 calendar year bonus calculations based on the AIP formula for computing payout based on performance are provided below:

NEO	Annual Incentive Plan (AIP) Performance Award	AIP Discretionary Award	Total
Bill Weber (1)	$225,000	$—	$225,000
Phil Calamia	84,000	—	84,000
Mark Willard	97,500	—	97,500
Chris Fedde	—	—	—
Kim DeChello	75,000	—	75,000

(1)	Per CEO Weber’s employment agreement, for calendar year 2015, the target bonus under the AIP was $225,000, which amount was paid to Mr. Weber on February 16, 2016. The performance criteria established by the Board consisted of: assessment of the organization within the first 45 days of employment; building a comprehensive strategy for 2016 and beyond within the second 45 days of employment; and improving 2015 4th quarter year-over-year revenue and adjusted EBITDA for the Government Solutions business.

Since the achievement of the 2015 financial targets requires 95% of the weighted performance threshold for meeting performance target for the LTIP awards, the LTIP performance-based restricted shares granted in April 2015 were cancelled in February 2016, reflecting the Company’s commitment to more clearly connect pay with financial and operational performance.

In the Company’s Proxy Statement filed on April 14, 2016, the Board of Directors of the Company recommended that stockholders vote to approve (i) the one-time Stock Option Exchange Program for eligible employees and (ii) by a non-binding advisory vote, the compensation of the Company’s NEOs (“Say-on-Pay”). As previously reported, at the Company’s 2016 annual meeting, the Company’s stockholders approved the one-time Stock Option Exchange Program and the Say-on-Pay proposal by a majority of the votes cast.

On May 23, 2016, the Company announced the departure of Phil Calamia, Chief Financial Officer, to pursue other professional opportunities, effective June 12, 2016. During the period of June 13, 2016 through June 30, 2016, Mr. Calamia remained with KeyW to assist with the transition. In connection with his departure, Hexis, a wholly-owned subsidiary of the Company, and Mr. Calamia entered into an amendment (the “First Amendment”) to Mr. Calamia’s employment agreement, dated as of August 11, 2014 (the “Calamia Employment Agreement”). Pursuant to the First Amendment, Mr. Calamia received regular compensation at his current annual base salary rate of $280,000 for work performed through June 30, 2016, a payout of earned but unused personal time off, a severance payment of $280,000, equal to one years’ base salary and a pro rata portion of his annual bonus target of $140,000. The severance and pro-rated bonus payments were each in accordance with the terms of the Calamia Employment Agreement as in effect prior to the First Amendment.

On May 23, 2016, the Company appointed Michael J. Alber as Chief Financial Officer and Executive Vice President, effective June 13, 2016. In connection with his appointment, the Company entered into an employment agreement with Mr. Alber, dated May 23, 2016. Pursuant to the employment agreement, Mr. Alber receives an annual salary of $425,000 and is eligible to participate in the Company’s AIP. Mr. Alber is eligible to receive an annual bonus of up to 100% of his annual base salary if performance goals and other criteria are met.

Mr. Alber also has the right to receive Long-Term Incentive Shares. If at any time prior to the 5th anniversary of June 13, 2016, the closing market price of KeyW common stock over any 30 consecutive trading days is at or greater than the Target Price Per Share set forth in the table below, the Company will award him Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. Mr. Alber shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will he receive more than 375,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the grant date. The granting and vesting of the Long-Term Incentive Shares will be contingent upon Mr. Alber’s continued employment with the Company, subject to acceleration upon certain events.

Target Price Per Share	Long-Term Incentive Shares
$13.00	46,875
$16.00	46,875
$20.00	93,750
$25.00	93,750
$30.00	93,750

The Long-Term Incentive Shares rights are grants of inducement equity awards outside of the 2013 Plan, in accordance with NASDAQ Listing Rule 5635(c)(4). See “Employment Agreements” below for more information about Mr. Alber’s employment agreement.

Effective June 30, 2016, Chris Fedde’s (former EVP and President of Hexis) employment was terminated as a result of the disposition of all of the assets of Hexis, a wholly-owned subsidiary of The KeyW Holding Corporation, on June 10, 2016.

In July and August 2016, the Company completed the shareholder approved One-Time Option Exchange Program.

On July 14, 2016, the Company completed an offer to exchange certain previously granted employee stock options for new restricted stock units on a three-for-one basis with certain eligible employees, excluding members of the Board of Directors and NEOs. A total of 390,570 stock options were exchanged for 130,265 RSUs. The RSUs granted will vest over a one-year period from the date of the exchange.

On August 24, 2016, the Company completed an exchange of certain previously granted employee stock options for new rights to receive Long-Term Incentive Shares on a three-for-one basis with certain members of the non-executive leadership team, excluding members of the Board of Directors and NEOs. A total of 178,900 stock options were exchanged for 59,636 rights to receive Long-Term Incentive Shares. See “Executive Compensation – Long-Term Incentive Shares Rights and Employment Agreements” for more information.

Compensation Actions in 2017

On February 3, 2017, AIP awards were paid to the NEOs based on the achievement of 2016 financial targets at 97.83% performance targets for our named executive officers, and actual performance was as follows (in thousands):

	Target Revenue	Target EBITDA	Actual Performance Revenue	Actual Performance EBITDA
Government Solutions	$295,000	$32,000	$288,027	$31,423

Government Solutions met 97.83% of the weighted performance threshold, which resulted in a payment of 90% of the bonus target

2016 bonus calculations based on the AIP formula for computing payout based on performance are provided below:

NEO	Annual Incentive Plan (AIP) Performance Award	AIP Discretionary Award	Total
Bill Weber	$405,000	$—	$405,000
Mike Alber (1)	223,125	—	223,125
Mark Willard	219,375	—	219,375
Michele Cook	135,000	—	135,000
Kim DeChello	112,500	—	112,500

(1) Mr. Alber’s target bonus of 100% of salary was prorated for seven months.

On February 28, 2017, the employment agreements for NEOs Willard and DeChello expired.

Tax and Accounting Considerations

Section 162(m). Section 162(m) of the Code limits our ability to deduct compensation paid in any given year to a “covered employee” (which includes all of the NEOs other than the CFO) in excess of $1.0 million. After the end of the “grandfather” period set forth under Section 162(m), as much as practicable, we will attempt to structure the compensation paid to our NEOs in a manner that enables us to deduct such compensation. Compensation is not subject to this deduction limitation if it qualifies as “performance based compensation” within the meaning of Section 162(m). In the event the proposed compensation for any of our NEOs is expected to exceed the $1.0 million limitation, the Compensation Committee will, in making decisions about such compensation, balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs. We may approve the payment of compensation that exceeds the deductibility limitation under Section 162(m) in order to meet our compensation objectives or if we determine that doing so is otherwise in the interest of our stockholders.

Sections 280G and 4999. Under Sections 280G and 4999 of the Code, a 20% excise tax may be levied on certain payments made to certain executives as a result of a change-of-control if such payments equal or exceed three times the executive’s “base amount” (as defined under Section 280G). In structuring our executive compensation, we seek to minimize the potential tax consequences that could arise under Sections 280G and 4999 in the event of a change-of-control of KeyW.

Compensation Policies and Practices as they Relate to Risk Management

The Compensation Committee considers, in establishing and recommending KeyW's employee compensation policies and practices, whether the policy or practice encourages unnecessary or excessive risk taking. The Compensation Committee has concluded that any risks arising from KeyW's employee compensation policies and practices are not reasonably likely to have a material adverse effect on KeyW. Base salaries are fixed in amount and thus should not encourage unnecessary or excessive risk taking. While the AIP focuses executives on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, our AIP represents only a minority portion of each executive officer's total compensation opportunity. The Compensation Committee believes that the AIP appropriately balances risk and the desire to focus executives on specific short-term goals that we believe are important to our success.

Going forward, we expect that a large percentage of the compensation provided to our NEOs and other key employees will be in the form of long-term incentive awards, which we believe are important to help further align our employees' interests with those of our stockholders. The Compensation Committee believes that these awards will not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our stock price, and subject to long-term vesting schedules, to help ensure that employees have significant vested interest in long-term stock price performance.

Stock Ownership Guidelines

We established a “Stock Ownership Guidelines” policy to align the financial interests of KeyW executives and Board members with those of our stockholders. The policy is applicable to all non-employee directors and executive positions identified below. Participants must have beneficial ownership, as defined under Rule 13d-3(d)(1) under the Exchange Act, of our common stock in accordance with the following schedule:

Leadership Position	Value in Share/Number of Shares/% of Ownership
Non-Employee Member of Board	25,000 shares
President and CEO	6x annual base salary
Executive Vice Presidents	3x annual base salary
Other Section 16 Filers	1x annual base salary

Participants may satisfy their ownership guidelines with one or more of the following forms of equity beneficial ownership: shares owned directly, shares owned indirectly (e.g., by spouse or trust), stock options and warrants (vested and/or exercisable within 60-days and in-the-money), or restricted stock.

Once a participant has achieved the requisite level of ownership, the guideline will be considered met going forward unless a participant sells shares and/or receives a salary adjustment, at which time compliance will be re-evaluated. Participants are prohibited from selling company stock until such officer is in compliance with his or her ownership requirement.

Compensation Committee Report

The Compensation Committee, which is composed solely of independent directors, assists the Board of Directors in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of KeyW’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our CEO, William J. Weber and our CFO, Michael J. Alber. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.

Compensation Committee

Arthur L. Money

William I. Campbell

Shephard W. Hill

Mark W. Sopp

Summary Compensation Table

The following table sets forth the aggregate compensation awarded to, earned by, or paid to our Named Executive Officers (NEOs) in the last three fiscal years.

Name and Principal Position	Year	Salary ($)(6)	Bonus ($)		Stock Awards ($)(8) (9)		Option Awards ($) (8) (9)	Non-Equity Incentive Plan Compensation ($)(13)	All Other Compensation ($) (14)		Total ($)
Bill Weber (1) President and Chief Executive Officer	2016 2015	450,008 107,310	— —		— 1,910,000	(10)	— —	405,000 225,000	41,792 8,688		896,800 2,250,998

Mike Alber (2) Chief Financial Officer	2016	228,849	—		2,085,000	(11)	—	223,125	26,374		2,563,348

Mark Willard Chief Operating Officer	2016 2015 2014	325,000 337,500 325,000	— — —		— 180,975 213,875		— — 241,177	219,375 97,500 220,000	61,150 66,248 64,694		605,525 682,223 1,064,746

Michele Cook (3) EVP, Business Development	2016	282,710	—		259,000	(12)	—	135,000	30,445		707,155

Kim DeChello Chief Administrative Officer	2016 2015 2014	250,016 259,632 250,016	— — —		— 104,875 213,875		— — 241,176	112,500 75,000 170,000	50,356 56,071 54,786		412,872 495,578 929,853

Phil Calamia (4) Former Chief Financial Officer	2016 2015 2014	144,313 290,779 261,160	4,308 — 25,000	(7)	— 140,158 17,110		— — 12,863	— 84,000 116,500	368,807 11,719 6,763	(15)	517,428 526,676 439,396

Chris Fedde (5) Former EVP and President, Hexis	2016 2015 2014	154,625 311,558 282,710	4,616 — —		— — 213,875		— — —	— — —	17,035 44,313 34,802		176,276 355,871 531,387

(1)	Mr. Weber was appointed to the roles of President and CEO effective October 1, 2015.

(2)	Mr. Alber was appointed to the roles of CFO and Executive Vice President effective June 13, 2016.

(3)	Ms. Cook was appointed EVP, Business Development effective January 18, 2016.

(4)	Mr. Calamia’s employment terminated effective June 30, 2016.

(5)	Mr. Fedde's employment terminated effective June 30, 2016.

(6)	Reflects actual pay, which may differ from base pay due to salary increase processed after the year begins, joining the Company after January 1st, rounding or abnormal number of pay periods in the year. 2015 Salary amounts consist of 27 pay dates compared to 26 pay dates in 2016 and 2014.

(7)	In 2014, the Compensation Committee approved a $25,000 bonus payment to Mr. Calamia for his performance for the successful 2.50% Convertible Senior Notes offering completed in July 2014. Such payment was taken into consideration when determining AIP awards.

(8)	Except for the eligible long term incentive shares of NEOs Alber, Cook and Weber, amounts reported in this column reflect the aggregate grant date fair value as calculated under FASB ASC Topic 718. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and notes thereto, which are included in the Company’s Form 10-K for the fiscal year ended December 31, 2016 for a description of the assumptions used in making these calculations.

(9)	Equity awards granted to our NEOs in 2014, 2015 and 2016 were issued under our 2013 Plan except for shares issued to NEOs Alber, Cook and Weber. See “Executive Compensation — Equity Incentive Plans” for a description of our 2013 Plans.

(10)	CEO Weber was granted 100,000 restricted shares of the Company’s common stock as a sign-on inducement, and the right to receive up to 400,000 shares of our common stock as a long-term incentive inducement. Both were granted outside the 2013 Plan, in accordance with NASDAQ Listing Rule 5635(c)(4). We measured the fair value of CEO Weber's Long Term Incentive Share rights using a Monte Carlo simulation approach with the following assumptions: risk-free interest rate of 1.67%, weighted-average derived service period of 4.7 years, expected volatility of 59.8% and dividend yield of 0%. The weighted-average grant-date fair value of this grant is $2.96 per share. The expense for the right to receive this grant will be recognized over the derived service period of each individual tranche.

(11)	CFO Alber was granted the right to receive up to 375,000 shares of our common stock as a long-term incentive inducement, which were granted outside the 2013 Plan, in accordance with NASDAQ Listing Rule 5635(c)(4). We measured the fair value of CFO Alber's Long Term Incentive Share rights using a Monte Carlo simulation approach with the following assumptions: risk-free interest rate of 1.01%, weighted-average derived service period of 4.2 years, expected volatility of 59.5% and dividend yield of 0%. The weighted-average grant-date fair value of this grant is $5.56 per share. The expense for the right to receive this grant will be recognized over the derived service period of each individual tranche.

(12)	EVP Cook was granted the right to receive up to 100,000 shares of our common stock as a long-term incentive inducement, which were granted outside the 2013 Plan, in accordance with NASDAQ Listing Rule 5635(c)(4). We measured the fair value of EVP Cook’s Long Term Incentive Share rights using a Monte Carlo simulation approach with the following assumptions: risk-free interest rate of 1.76%, weighted-average derived service period of 4.7 years, expected volatility of 59.5% and dividend yield of 0%. The weighted-average grant-date fair value of this grant is $2.59 per share. The expense for the right to receive this grant will be recognized over the derived service period of each individual tranche.

(13)	On February 3, 2017 AIP awards were paid based on the prior fiscal year’s performance. Government Solutions met 99.25% of the weighted performance threshold which resulted in a payment of 90% of the bonus target. See table titled “Payment Level/Percentage Achievement of 2016 Financial Target”. On February 16, 2016 AIP awards were paid based on the prior fiscal year’s performance. Government Solutions met 92% of the weighted performance threshold which resulted in a payment of 60% of the bonus target. Commercial Cyber Solutions did not meet performance targets which resulted in no payout. See table titled “Payment Level/Percentage Achievement of 2015 Financial Target”. On January 23, 2015 AIP awards were paid based on KeyW achievement of actual revenue and EBITDA performance above the minimum payment level under the plan for the prior fiscal year. In January 2015, no payments were made based on Hexis 2014 performance against goals. The Compensation Committee approved the payment of bonuses under the AIP at an appropriate payment level for each NEO.

(14)	Represents KeyW matching contributions under our 401(k), employee stock purchase plan discounts, paid time off (PTO) payouts of amounts over the accrual limits, premiums paid by KeyW for health, dental, vision, long-term care, life and disability insurance, as well as an expense allowance to cover miscellaneous non-travel business expenses. Excludes gain on restricted stock vesting previously included in the Company’s 2014 Summary Compensation Table. Except as described in footnote 15 to the Summary Compensation Table, none of the perquisites and personal benefits included in the “All Other Compensation” column above for any of our NEOs exceeds the greater of $25,000 or 10% of the total amount of benefits for that NEO.

(15)	Per Mr. Calamia’s Second Amendment to his Employment Agreement, he received $350,000 in severance compensation upon his termination.

Grants of Plan-Based Awards Table

The following table sets forth the incentive plan awards made to the NEOs during fiscal year 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)	All other options awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($) (3)
Bill Weber		225,000	450,000	675,000	—	—	—				—

Mike Alber (4)	6/13/2016	212,500	425,000	637,500	46,875	—	375,000				2,085,000

Mark Willard		121,875	243,750	365,625	—	—	—				—

Michele Cook (5)	1/18/2016	75,000	150,000	225,000	12,500	—	100,000				259,000

Kim DeChello		62,500	125,000	187,500	—	—	—				—

Phil Calamia		70,000	140,000	210,000	—	—	—				—

Chris Fedde		75,000	150,000	225,000	—	—	—				—

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s AIP based on performance during 2016, as described in the Compensation Discussion and Analysis section above. The actual bonus amounts that were paid in 2017 based on 2016 performance are shown in the Summary Compensation table above in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Amounts in these columns show the maximum number of shares that may be granted pursuant to the Long-Term Incentive Share rights made to NEOs Alber and Cook in 2016, as described in the Compensation Discussion and Analysis section above.

(3)	We measured the fair value of CFO Alber's Long-Term Incentive Share rights using a Monte Carlo simulation approach with the following assumptions: risk-free interest rate of 1.01%, weighted-average derived service period of 4.2 years, expected volatility of 59.5% and dividend yield of 0%. The weighted-average grant-date fair value of this grant is $5.56 per share. The expense for the right to receive this grant will be recognized over the derived service period of each individual tranche. We measured the fair value of EVP Cook's Long-Term Incentive Share rights using a Monte Carlo simulation approach with the following assumptions: risk-free interest rate of 1.76%, weighted-average derived service period of 4.7 years, expected volatility of 59.5% and dividend yield of 0%. The weighted-average grant-date fair value of this grant is $2.59 per share. The expense for the right to receive this grant will be recognized over the derived service period of each individual tranche.

(4)	Mr. Alber became eligible to receive the right to Long-Term Incentive Shares on the commencement date of June 13, 2016 in accordance with his employment agreement. See the description of Mr. Alber’s employment agreement for a summary of the Long-Term Incentive Share rights.

(5)	Ms. Cook became eligible to receive the right to Long-Term Incentive Shares on the commencement date of January 18, 2016 in accordance with her employment agreement. See the description of Ms. Cook’s employment agreement for a summary of the Long-Term Incentive Share rights.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding as of the end of fiscal year 2016 held by each NEO.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) *	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)**		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) *
Bill Weber	—	—	—				50,000	(7)	589,500
										50,000	(8)	589,500

Mike Alber	—	—	—							46,875	(9)	552,656

Mark Willard	28,125	9,375	—	17.11	2/6/2024	(1)	10,000	(10)	117,900
	37,500	—		11.27	2/7/2023	(2)	12,500	(11)	147,375
	10,000	—		10.98	8/14/2022	(6)	12,500	(12)	147,375
	22,500	—		7.41	2/7/2022	(3)
	30,000	—		14.57	1/30/2021	(4)
	25,000	—		5.50	10/15/2019	(5)

Michele Cook	—	—	—							12,500	(13)	147,375

Kim DeChello	28,125	9,375	—	17.11	2/6/2024	(1)	12,500	(11)	147,375
	37,500	—		11.27	2/7/2023	(2)	12,500	(12)	147,375
	22,500	—		7.41	2/7/2022	(3)
	25,000	—		14.57	1/30/2021	(4)
	25,000	—		5.50	10/15/2019	(5)

*	Market value for this purpose is determined based on the number of shares outstanding multiplied by our closing stock price of $11.79 on December 30, 2016, less any award price per share.

**	Computed based on achieving the applicable threshold level of performance described under “Executive Compensation.”

Vesting Schedule for Outstanding Stock Options and Unvested Restricted Stock

Note	Grant Date	Incremental Vesting Dates
(1)	02/07/14	50% on 2/7/15 based on performance achievements being met; 25% on 2/7/16 and 25% on 2/7/17

(2)	02/08/13	50% on 2/8/14 based on performance achievements being met; 25% on 2/8/15 and 25% on 2/8/16

(3)	02/08/12	50% on 2/8/13 based on performance achievements being met; 25% on 2/8/14 and 25% on 2/8/15

(4)	01/31/11	25% on 1/31/11; 25% annually for next 3 years

(5)	10/16/09	25% on 10/16/10; 25% annually for next 3 years

(6)	08/15/12	25% on 8/15/12; 25% annually for next 3 years

(7)	10/07/15	50% on 10/1/16; 25% on 10/1/18; 25% on 10/1/19; vesting is based on the commencement date of his employment per his employment agreement

(8)	10/01/15	Mr. Weber has the right to receive Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the grant date. See the description of Mr. Weber’s employment agreement for additional details.

(9)	06/13/16	Mr. Alber has the right to receive Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the grant date. See the description of Mr. Alber’s employment agreement for additional details.

(10)	10/19/15	Full vesting on 10/19/18

(11)	04/01/15	Full vesting on 4/1/18

(12)	02/07/14	Full vesting on 2/7/17

(13)	01/18/16	Ms. Cook has the right to receive Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the grant date. See the description of Ms. Cook’s employment agreement for additional details.

Option Exercises and Stock Vested at Fiscal Year End

The following table shows the number of shares acquired by each of the NEOs during 2016 through stock option exercises and vesting of restricted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bill Weber	—	—	50,000	552,000	(1)
Mike Alber	—	—	—	—
Mark Willard	—	—	32,500	151,125	(2)
Michele Cook			—	—
Kim DeChello	—	—	32,500	151,125	(2)
Phil Calamia	—	—	14,757	161,884	(3)
Chris Fedde	—	—	10,000	68,900	(4)

(1)	Market value for this purpose is determined based on the number of shares vested multiplied by our closing stock price of $11.04 on September 30, 2016 (vesting date of October 1, 2016).

(2)	Market value for this purpose is determined based on the number of shares vested multiplied by our closing stock price of $4.65 on February 8, 2016 (vesting date).

(3)	Market value for this purpose is determined based on the number of shares vested multiplied by our closing stock price of $10.97 on July 8, 2016 (vesting date).

(4)	Market value for this purpose is determined based on the number of shares vested multiplied by our closing stock price of $6.89 on April 29, 2016 (vesting date of May 1, 2016).

Employment Agreements

Bill Weber. On August 25, 2015, the Company appointed William J. (“Bill”) Weber as President and Chief Executive Officer, effective October 1, 2015. In connection with Mr. Weber’s appointment, KeyW entered into an employment agreement, dated August 25, 2015, with Mr. Weber. Currently, Mr. Weber receives an annual salary of $450,000 and is eligible to participate in the Company’s AIP, both of which may be adjusted by the Board of Directors of the Company from time to time. Other benefits currently provided to Mr. Weber include vacation, health insurance, officers and directors liability insurance and other standard company benefits. Mr. Weber received 100,000 shares of restricted stock as a sign-on inducement. The shares vest as follows: 50,000 shares on October 1, 2016, 25,000 shares on October 1, 2018 and 25,000 shares on October 1, 2019.

Mr. Weber is also eligible for Long Term Incentive Shares, issuable outside the 2013 Plan. If at any time prior to the 5th anniversary of October 1, 2015, the closing market price of KeyW common stock over any 30 consecutive trading days is at or greater than the Target Price Per Share set forth in the table below, the Company will award him Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. Mr. Weber shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will he receive more than 400,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the date of issuance.

Target Price Per Share	Long-Term Incentive Shares
$13.00	50,000
$16.00	50,000
$20.00	100,000
$25.00	100,000
$30.00	100,000

If Mr. Weber’s employment is terminated without cause, for disability or if he terminates his employment for good reason (each as defined in the employment agreement), Mr. Weber will be entitled to (i) severance of two times his then current base salary plus the product of his then current base salary multiplied by a fraction, the numerator of which is the number of days that have elapsed between the first day of such calendar year and the termination date and the denominator of which is 365, such payments payable in equal installments over the period of one (1) year provided that he signs and does not revoke a general release of The KeyW Corporation and its affiliates; (ii) certain unpaid and/or pro-rated bonuses and incentive plan payments; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or two (2) years following the termination date.

The employment agreement also provides that if within one (1) year following a change of control (as defined in the employment agreement), Mr. Weber’s employment is terminated without cause or if he terminates his employment for good reason, then Mr. Weber will be entitled to receive (i) his then current base salary for a period of two years, payable in equal installments and in accordance with the Company’s normal payroll practices, (ii) an amount equal to the maximum AIP bonus available to Mr. Weber for the year in which the termination occurs; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or two (2) years following the termination date.  In the event of a change of control, any outstanding equity awards shall vest immediately upon the change of control. The employment agreement also contains non-solicitation and non-competition restrictions that extend for a one (1) year period following termination of Mr. Weber’s employment, as well as customary confidentiality restrictions.

Mike Alber. On May 23, 2016, the Company appointed Michael J. (“Mike”) Alber as Chief Financial Officer and Executive Vice President, effective June 13, 2016. In connection with Mr. Alber’s appointment, KeyW entered into an employment agreement, dated May 23, 2016, with Mr. Alber. Currently, Mr. Alber receives an annual salary of $425,000 and is eligible to participate in the Company’s AIP, both of which may be adjusted by the Board of Directors of the Company from time to time. Other benefits currently provided to Mr. Alber include vacation, health insurance, officers and directors liability insurance and other standard company benefits.

Mr. Alber is also eligible for Long Term Incentive Shares, issuable outside the 2013 Plan. If at any time prior to the 5th anniversary of June 13, 2016, the closing market price of KeyW common stock over any 30 consecutive trading days is at or greater than the Target Price Per Share set forth in the table below, the Company will award him Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. Mr. Alber shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will he receive more than 375,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the date of issuance.

Target Price Per Share	Long-Term Incentive Shares
$13.00	46,875
$16.00	46,875
$20.00	93,750
$25.00	93,750
$30.00	93,750

If Mr. Alber’s employment is terminated without cause, for disability or if he terminates his employment for good reason (each as defined in the employment agreement), Mr. Alber will be entitled to (i) severance of one and a half times his then current base salary plus the product of his then current base salary multiplied by a fraction, the numerator of which is the number of days that have elapsed between the first day of such calendar year and the termination date and the denominator of which is 365, such payments payable in equal installments over the period of one (1) year provided that he signs and does not revoke a general release of the Company and its affiliates; (ii) certain unpaid and/or pro-rated bonuses and incentive plan payments; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or eighteen (18) months following the termination date.

The employment agreement also provides that if within one (1) year following a change of control (as defined in the employment agreement), Mr. Alber’s employment is terminated without cause or if he terminates his employment for good reason, then Mr. Alber will be entitled to receive (i) his then current base salary for a period of eighteen (18) months, payable in equal installments and in accordance with the Company’s normal payroll practices; (ii) an amount equal to the maximum AIP bonus available to Mr. Alber for the year in which the termination occurs; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or eighteen (18) months following the termination date.  In the event of a change of control, any outstanding equity awards shall vest immediately upon the change of control. The agreement also contains non-solicitation and non-

competition restrictions that extend for a one (1) year period following termination of Mr. Alber’s employment, as well as customary confidentiality restrictions.

Mark Willard. On June 16, 2010, KeyW entered into an employment agreement with Mr. Willard. Mr. Willard’s employment agreement was amended on March 12, 2012, June 29, 2012, May 27, 2015, and October 1, 2015. Mr. Willard's employment agreement provided for his employment as Executive Vice President, Chief Operating Officer during the employment period. Under his employment agreement, Mr. Willard was entitled to a base salary, which was increased by the Board of Directors to $325,000 in 2013. The Board of Directors, could from time to time alter his base salary. In addition, Mr. Willard was entitled to certain benefits, including vacation, health insurance and other insurance benefits.

The March 2012 amendment to Mr. Willard’s employment agreement changed the guaranteed employment term and added an evergreen clause to allow automatic extensions for successive additional years unless the Company notified Mr. Willard in writing that his employment period would not be extended. The March 2012 amendment also stated that applicable payments for change of control would be within sixty days of the occurrence of the triggering event. Mr. Willard’s employment agreement had a term that extended to February 28, 2017.

On December 21, 2015, Mr. Willard received a letter notifying him that his current employment agreement would not be extended beyond February 28, 2017 per the current evergreen clause contained in his employment agreement. Mr. Willard’s employment agreement expired on February 28, 2017.

Michele Cook. On January 4, 2016, the Company appointed Michele Cook as Executive Vice President, Business Development, effective January 18, 2016. In connection with Ms. Cook’s appointment, KeyW entered into an employment agreement, dated January 4, 2016, with Ms. Cook. Currently, Ms. Cook receives an annual salary of $300,000 and is eligible to participate in the Company’s AIP, both of which may be adjusted by the Board of Directors of the Company from time to time. Other benefits currently provided to Ms. Cook include vacation, health insurance, officers and directors liability insurance and other standard company benefits.

Ms. Cook is also eligible for Long-Term Incentive Shares, issuable outside the 2013 Plan. If at any time prior to the 5th anniversary of January 18, 2016, the closing market price of KeyW common stock over any 30 consecutive trading days is at or greater than the Target Price Per Share set forth in the below table, the Company will award her Long-Term Incentive Shares in an amount equal to the sum of the number of shares listed next to the Target Price Per Share and the number of shares listed next to any lower Target Price Per Share. Ms. Cook shall be eligible for one or more additional grants with respect to the remaining Target Price Per Share that were not previously achieved or exceeded. In no event will she receive more than 100,000 Long-Term Incentive Shares. These Long-Term Incentive Shares will be subject to a two-year holding period following the date of issuance.

Target Price Per Share	Long-Term Incentive Shares
$13.00	12,500
$16.00	12,500
$20.00	25,000
$25.00	25,000
$30.00	25,000

If Ms. Cook’s employment is terminated without cause, for disability or if she terminates her employment for good reason (each as defined in the employment agreement), Ms. Cook will be entitled to (i) severance of six month’s her then current base salary plus the product of her then current base salary multiplied by a fraction, the numerator of which is the number of days that have elapsed between the first day of such calendar year and the termination date and the denominator of which is 365, such payments payable in equal installments over the period of one (1) year provided that she signs and does not revoke a general release of the Company and its affiliates; (ii) certain unpaid and/or pro-rated bonuses and incentive plan payments; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or six (6) months following the termination date.

The employment agreement also provides that if within one (1) year following a change of control (as defined in the employment agreement), Ms. Cook’s employment is terminated without cause or if she terminates her employment for good reason, then Ms. Cook will be entitled to receive (i) her then current base salary for a period of six (6) months, payable in equal installments and in accordance with the Company’s normal payroll practices; (ii) an amount equal to the maximum AIP bonus available to Ms. Cook for the year in which the termination occurs; and (iii) reimbursement of health and dental insurance premiums for the lesser of the maximum COBRA period or six (6) months following the termination date. In the event of a change of control, any outstanding equity awards shall vest immediately upon the change of control. The agreement also contains non-solicitation and non-competition restrictions that extend for a one (1) year period following termination of Ms. Cook’s employment, as well as customary confidentiality restrictions.

Kim DeChello. On June 16, 2010 KeyW entered into an employment agreement with Ms. DeChello. The agreement was amended on March 12, 2012 and June 29, 2012. Ms. DeChello's employment agreement provided for her employment as Executive Vice President, Secretary and Chief Administrative Officer during the employment period. Under her employment agreement, Ms. DeChello was entitled to a base salary, which was increased by the Board of Directors to $250,000 in 2013. The Board of Directors, could from time to time alter her base salary. In addition, Ms. DeChello was entitled to certain benefits, including vacation, health insurance and other insurance benefits.

The March 2012 amendment to Ms. DeChello’s employment agreement changed the guaranteed employment term and added an evergreen clause to allow automatic extensions for successive additional years unless the Company notified the employee in writing that the employment period would not be extended. The March 2012 amendment also stated that applicable payments for change of control would be within sixty days of the occurrence of the triggering event.

On December 21, 2015, Ms. DeChello received a letter notifying her that her employment agreement would not be extended beyond February 28, 2017 per the evergreen clause contained in her employment agreement. Ms. DeChello’s employment agreement expired on February 28, 2017.

Phil Calamia. In August 2014, Hexis, a wholly owned subsidiary of The KeyW Holding Corporation, entered into an employment agreement with Phil Calamia, Chief Financial Officer of the Company. The agreement provided, among other things: (a) an initial base salary of $280,010 and an annual fifty percent (50%) target bonus under the terms of the Company’s AIP, both of which could be adjusted by the Board of Directors of the Company from time to time; (b) other benefits currently provided to Mr. Calamia, including but not limited to, vacation, health insurance and officers and directors liability insurance; (c) upon termination of Mr. Calamia’s employment by the Company without Cause (as defined in Mr. Calamia’s employment agreement), payment of an amount equal to one year’s base salary plus the amount of certain unpaid and/or pro-rated bonuses and incentive plan payments, and reimbursement of health and dental insurance premiums for one year following such termination; and (d) upon termination of Mr. Calamia’s employment by the Company without Cause or by Mr. Calamia with Good Reason (as defined in the employment agreement) within one year of a Change of Control (as defined in the agreement), payment of an amount equal to one year’s base salary plus the amount of certain unpaid and/or pro-rated bonuses and incentive plan payments, and reimbursement of health and dental insurance premiums for three years following such termination.

Mr. Calamia’s employment agreement also had a clawback provision which provided for adjustment and recovery of performance-based compensation, including equity awards, paid or payable to Mr. Calamia upon certain restatements of the Company’s financial statements.

Mr. Calamia’s employment agreement contained employee non-solicitation and non-competition restrictions that extended for a one-year period following termination of Mr. Calamia’s employment and customary confidentiality restrictions.

Mr. Calamia stepped down as CFO effective June 12, 2016 and his employment ended on June 30, 2016. In connection with this departure, Hexis and Mr. Calamia entered into an amendment (the “First Amendment”) to Mr. Calamia’s employment agreement, dated as of August 11, 2014 (the “Calamia Employment Agreement”). Pursuant to the First Amendment, Mr. Calamia received: (i) regular compensation at his current annual base salary rate of $280,000 for work performed through June 30, 2016; (ii) a payout of any earned but unused personal time off; (iii) a severance payment of $280,000, equal to one years’ base salary; and (iv) a pro rata portion of his annual bonus target of $140,000. The severance and pro-rated bonus payments were each in accordance with the terms of the Calamia Employment Agreement as in effect prior to the First Amendment.

Chris Fedde, Executive Vice President and President of Hexis, did not have an employment agreement. His employment ended on June 30, 2016.

All NEO employment agreements contain the following clauses:

Proprietary Information Protection - Each employment agreement also contains confidentiality and proprietary information protection provisions to the benefit of KeyW, and non-competition and non-solicitation covenants applicable to the NEO during his or her term of employment. The non-competition and non-solicitation covenants survive for a one-year period following termination of the NEO's employment with KeyW. Further, each employment agreement provides for reimbursement by KeyW of all reasonable, ordinary and necessary business, travel or entertainment expenses incurred by the NEO in the performance of his or her services to KeyW in accordance with KeyW's then current-policies.

Clawback Provision - The clawback provision provides that any performance based compensation paid or payable to the executive pursuant to his/her employment agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, will be subject to deductions and clawback (recovery). If the financial statements of the Company are restated for any reason other than for accounting changes that require retrospective treatment or other external reasons not attributable to the Company and its compilation of the financial statements, any cash awards paid to the executives based on the financial statements will be recalculated based on the restated financial statements and the affected executives will have their compensation adjusted. If the compensation is reduced, the executive will be responsible for repaying the difference and if the compensation is increased, the Company will pay that additional compensation. In the case of equity awards, any shares issued in excess of the amounts calculated in the restatement will be returned to the Company, if possible. If the shares have already been disposed of at the time of the restatement, the awardee will return the proceeds from the sale to the Company. If the shares have been gifted or otherwise transferred, then an equal number of shares will be returned to the Company.

The clawback period extends for three years from the date of award payment. Each applicable executive specifically authorized the Company to withhold from their future wages any amounts that may become due under the clawback provision. The clawback provision survives termination of each applicable employment agreement for a period of two years.

This clawback provision will be terminated in conjunction with any transaction in which a change of control is deemed to have occurred and KeyW as a publicly traded corporation no longer exists.

Best Net Provision - The "Best Net" provision provides that, in the event that it is determined that total payments following a change-of-control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Code, then (i) if the total payments exceed the safe harbor threshold by less than 10%, the payments will be reduced to the safe harbor amount; or (ii) if the total payments exceed the safe harbor threshold by more than 10%, the executive shall be entitled to receive the “Best Net” for the aggregate severance payments and benefits. The executive will receive either the full amount of severance payments and benefits or an amount reduced to the extent necessary so that the executive incurs no excise tax, whichever results in the executive receiving the greater amount, taking into account applicable taxes, as well as the excise tax.

Potential Payments Upon Termination or Change of Control - The employment agreements for our NEOs, described above, have certain provisions that provide for payments to them (a) in the event of the termination of their respective employment without "cause" (as defined in the agreements) and (b) upon a "change of control" (as defined in the agreements).

Under each employment agreement “cause” is defined as (a) a good faith finding by KeyW that (i) the NEO has failed to perform his or her reasonably assigned duties and has failed to remedy such failure within 10 days following written notice from KeyW to the NEO notifying him or her of such failure, or (ii) the NEO has engaged in dishonesty, gross negligence or misconduct; (b) the conviction of the NEO of, or the entry of a pleading of guilty or nolo contendere by the NEO to, any crime involving any felony; (c) the NEO has breached fiduciary duties owed to KeyW or has materially breached the terms of his or her employment agreement or any other agreement between the NEO and KeyW; or (d) the failure of the NEO to maintain his or her security clearance if such clearance is necessary to perform the duties assigned to the NEO under his or her employment agreement.

Upon the occurrence of a "change of control,” KeyW or its successor in interest shall pay to the NEO in immediately available funds a cash payment based on the terms of their respective employment agreements. In the event the NEO's employment is terminated solely by the Company without "cause,” or due to the NEO's disability, the Company shall pay to the NEO the compensation and benefits otherwise payable to him through the last day of his actual employment by the Company or through the remainder of his employment period, whichever is greater. These payments are conditioned on execution of a waiver and release agreement and shall be paid within ten days after the release becomes effective and such revocation rights have lapsed.

In addition, our 2008 and 2009 equity plans provide that, upon a change of control (as defined in our 2008 Plan and 2009 Plan), our Board of Directors may elect to cause all outstanding shares of restricted stock and all outstanding stock options awarded under the 2008 Plan and 2009 Plan to become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the change of control. Under our 2013 Plan, our Board of Directors may (i) elect to cause all outstanding shares of restricted stock and all outstanding stock options awarded under the 2013 Plan to become immediately exercisable for a period of fifteen days prior to the scheduled consummation of the change of control or (ii) elect to cancel any outstanding awards and pay or deliver, or cause to be paid or delivered, an amount in cash or securities having a value equal to the product of the "Grant Shares" (as defined in the 2013 Plan) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (II) the option price applicable to such Grant Shares. See “Executive Compensation — Equity Incentive Plans” for a detailed description of the terms of our equity incentive plans.

The following table sets forth the Company’s estimated payment obligations under the NEO employment agreements that would arise in the event of (i) the termination of the NEO’s employment without cause or (ii) a change of control of KeyW. The estimated payments assume that the relevant termination or change of control occurred as of December 31, 2016, using the closing price of our common stock as of December 30, 2016, which was $11.79 per share.

TERMINATION WITHOUT CAUSE				CHANGE-OF-CONTROL
	Severance Pay ($)(1)	Health Care Benefits ($)(1)	Total ($)	Cash Payment ($)(2)	Health Care Benefits ($)(3)	Accelerated Vesting of Stock Options ($)(4)(5)	Accelerated Vesting of Restricted Stock ($)(4)(5)	Total ($)
Bill Weber	1,370,635	34,282	1,404,917	1,370,635	34,282	—	5,305,500	6,710,417
Mike Alber	905,883	21,718	927,601	905,883	21,718	—	4,421,250	5,348,851
Mark Willard (6)	72,039	2,412	74,451	1,155,372	43,415	—	412,650	1,611,437
Michele Cook	315,324	7,180	322,504	315,324	7,180	—	1,179,000	1,501,504
Kim DeChello (6)	57,938	1,160	59,098	766,271	20,883	—	294,750	1,081,904

(1)	See “Executive Compensation — Employment Agreements” above for a description of the severance payment and health care benefits continuation that would be payable to the NEO upon termination without cause.
(2)	See “Executive Compensation — Employment Agreements” above for a description of the calculation of the cash payment owed to an NEO upon a change of control.
(3)	See “Executive Compensation — Employment Agreements” above for a description of the health care benefits continuation that would be payable to the NEO upon a change of control.
(4)	Assumes full vesting of stock options (all options are fully vested), restricted stock awards and NEOs Weber’s, Alber’s and Cook’s Long-Term Incentive Shares in connection with a change of control. See “Executive Compensation — Equity Incentive Plans” below for a description of the potential acceleration of stock options and restricted stock awards in connection with a change of control.
(5)	Calculated based on our common stock share closing price of $11.79 as of December 30, 2016.
(6)	The employment agreement between the Company and this NEO, which provided for the payments, benefits and equity acceleration listed in this table, expired on February 28, 2017.

Equity Incentive Plans

2008 Stock Incentive Plan

Overview.  The KeyW Corporation 2008 Stock Incentive Plan (which we also refer to as the 2008 Plan) was adopted by our wholly-owned subsidiary, The KeyW Corporation, on July 31, 2008. Pursuant to a corporate restructuring, we assumed the 2008 Plan and the awards thereunder from The KeyW Corporation, in December 2009. Under the 2008 Plan, 1,000,000 shares of our common stock were reserved for issuance as potential awards under the plan. As of December 31, 2016, options to purchase 188,150 shares of our common stock were outstanding under the 2008 Plan.

As of December 31, 2016, outstanding options under the 2008 Plan had a weighted average exercise price of $5.35 per share, and had expiration dates ranging from October 2, 2018 to December 29, 2019. In connection with the adoption of our 2009 Plan (described below), we ceased making awards under the 2008 Plan, and no additional shares are reserved for new grants under the 2008 Plan. The 2008 Plan remains in effect, however, with respect to awards outstanding under the plan.

Effective Date and Term.  The 2008 Plan was effective as of the date of approval by our Board of Directors, or July 31, 2008, and will expire at the close of a ten-year term unless earlier terminated by our Board of Directors.

Administration, Amendment and Termination.  Our Board of Directors has the power and authority to administer the 2008 Plan. As permitted by the terms of the 2008 Plan, our Board of Directors had delegated this power and authority to our Compensation Committee. The Compensation Committee has the authority to interpret the terms and intent of the 2008 Plan and make all determinations necessary or advisable for the administration of the 2008 Plan.

Terms and Conditions of Option Awards.  An option granted under the 2008 Plan is exercisable only to the extent that it is vested. No option may be exercisable more than ten years from the option grant date.

The exercise price per share for each option granted under the 2008 Plan may not be less than 100% of the fair market value of the common stock on the option grant date. Prior to the cessation of awards under the 2008 Plan, fair market value was determined in good faith by our Board of Directors in a manner consistent with Section 409A of the Internal Revenue Code. Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the exercise price, either by lowering the exercise price or by canceling the outstanding option and granting a replacement option with a lower exercise price.

Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or, to the extent permitted by law, in any other form that is consistent with applicable laws, regulations and rules, including NASDAQ rules.

The non-qualified stock options awarded under the 2008 Plan are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Compensation Committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

2009 Stock Incentive Plan

Overview.  The KeyW Holding Corporation 2009 Stock Incentive Plan (which we also refer to as the 2009 Plan), was adopted on December 29, 2009. Under the 2009 Plan, 12,000,000 shares of our common stock were reserved for issuance under the plan; provided, however, that awards will not be granted in excess of 12% of our total issued and outstanding common stock at any given time. Of the total shares reserved under the plan, as of December 31, 2016, non-qualified stock options for 718,948 shares of our common stock were outstanding under the 2009 Plan. No RSUs or incentive stock options were issued under the 2009 Plan. As of December 31, 2016, outstanding options under the 2009 Plan had a weighted average exercise price of $9.64 per share and had expiration dates ranging from December 29, 2019 to December 30, 2022. In connection with the adoption of our 2013 Plan (described below), we ceased making awards under the 2009 Plan, and no additional shares are reserved for new grants under the 2009 Plan. The 2009 Plan remains in effect, however, with respect to awards outstanding under the plan.

Effective Date and Term.  The 2009 Plan was effective as of the date of approval by our Board of Directors, or December 29, 2009, and will expire at the close of a ten-year term unless earlier terminated by our Board of Directors.

Administration, Amendment and Termination.  Our Board of Directors has the power and authority to administer the 2009 Plan. As permitted by the terms of the 2009 Plan, our Board of Directors had delegated this power and authority to our Compensation Committee. The Compensation Committee has the authority to interpret the terms and intent of the 2009 Plan, determine eligibility and terms of awards for participants and make all other determinations necessary or advisable for the administration of the 2009 Plan.

Terms and Conditions of Option Awards. An option granted under the 2009 Plan will be exercisable only to the extent that it is vested. No option may be exercisable more than ten years from the option grant date. The Compensation Committee may include in the option agreement the period during which an option may be exercised following termination of employment or service.

The exercise price per share for each option granted under the 2009 Plan could not be less than 100% of the fair market value of the common stock on the option grant date. Prior to our IPO, fair market value was determined in good faith by our Board of Directors or Compensation Committee in a manner consistent with Section 409A of the Internal Revenue Code. After the offering, for so long as the common stock is listed on the NASDAQ, the fair market value of the common stock was the closing price of the common stock as reported on the NASDAQ on the option grant date.

Except upon the occurrence of a merger or other transaction described below, no amendment or modification may be made to an outstanding option which reduces the exercise price, either by lowering the exercise price or by canceling the outstanding option and granting a replacement option with a lower exercise price.

Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in cash or in cash equivalents acceptable to us or, to the extent permitted by law, in any other form that is consistent with applicable laws, regulations and rules, including NASDAQ rules.

Awards of non-qualified stock options are generally non-transferable, except for transfers by will or the laws of descent and distribution. The Compensation Committee may, in its discretion, determine that an award of non-qualified stock options also may be transferred to family members by gift or other transfers deemed not to be for value.

The Compensation Committee may impose restrictions on any shares of common stock acquired pursuant to the exercise of an option as it deems advisable, including minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the shares of common stock are then listed or traded, or under any blue sky or state securities laws applicable to the shares of common stock.

A non-solicitation, non-interference clause was added to the form of stock option agreement and to the form of restricted stock agreement in June 2012.

2013 Stock Incentive Plan

Overview.  The principal terms of the 2013 Stock Incentive Plan (which we also refer to as the 2013 Plan) are summarized below. The following summary is qualified in its entirety by the full text of the 2013 Plan. The 2013 Plan became effective on January 1, 2013 and replaced the 2009 Plan. Under the 2013 Plan, 2,700,000 shares of our common stock are reserved for issuance under the plan. Of the total shares reserved under the plan, as of December 31, 2016, non-qualified stock options for 329,124 shares of our common stock were outstanding, 646,378 shares of unvested restricted stock were outstanding, 122,294 shares of unvested RSUs were outstanding and 565,000 Long Term Incentive Shares were outstanding under the 2013 Plan. No SARs or incentive stock options have been issued under the 2013 Plan. As of December 31, 2016, outstanding options under the 2013 Plan had a weighted average exercise price of $14.61 per share and had expiration dates ranging from January 31, 2023 to February 6, 2024.

Purpose. The 2013 Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the 2013 Plan provides for the grant of stock options, restricted stock, RSUs, SARs and PSUs. Stock options granted under the 2013 Plan may be nonqualified stock options or incentive stock options.

Administration. The Board has such powers and authorities related to the administration of the 2013 Plan as are consistent with the Company's certificate of incorporation and bylaws and applicable law.

The Board, from time to time, may delegate to one or more Committees or the CEO such powers and authorities related to the administration and implementation of the 2013 Plan, as the Board may determine.

Subject to the other terms and conditions of the 2013 Plan, the Board has full and final authority to:

(i)	designate grantees;
(ii)	determine the type or types of awards to be made to a grantee;
(iii)	determine the number of shares of stock to be subject to an award;
(iv)	establish the terms and conditions of each award (including, but not limited to, the option price of any option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an award or the shares of stock subject thereto, and any terms or conditions that may be necessary to qualify options as incentive stock options);
(v)	prescribe the form of each award Agreement evidencing an award; and
(vi)	amend, modify, or supplement the terms of any outstanding award.

Deferral Arrangements. The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred stock equivalents. Any such deferrals will be made in a manner that complies with Code Section 409A.

Stock Subject to the 2013 Plan. The maximum number of shares of stock available for issuance under the 2013 Plan is 2,700,000 (two million seven hundred thousand). All shares of stock issuable under the 2013 Plan may be issued as common stock.

The 2013 Plan imposes individual limitations on the amount of awards, to comply with Code Section 162(m). Under these limitations, in any fiscal year of the Company during any part of which the 2013 Plan is in effect, no participant may be granted an award of more than 200,000 shares.

Adjustments in Authorized Shares. The Board has the right to substitute or assume awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of stock reserved pursuant to the 2013 Plan will be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to awards before and after the substitution.

Effective Data and Term. The 2013 Plan was approved by the Company's Board of Directors on May 2, 2012, was approved by the Company's stockholders on August 15, 2012 and became effective as of January 1, 2013. The 2013 Plan was amended and restated on August 12, 2015 upon approval by the Board of Directors and the Company’s stockholders.

The 2013 Plan will terminate automatically on December 31, 2022 (10 years from the effective date) and may be terminated on any earlier date as provided in the 2013 Plan.

Eligibility. Awards may be made under the 2013 Plan to any employee, officer or director of, or other service provider providing services to the Company or any affiliate thereof.

Award Agreements. Each award pursuant to the 2013 Plan will be evidenced by an award agreement, in such form or forms as the Board will from time to time determine, which specifies the number of shares subject to the award. A non-solicitation, non-interference clause is included in all award agreements.

Options. The option price of each option will be fixed by the Board and stated in the award agreement evidencing such option. The option price will not be less than the fair market value on the grant date of a share of stock;

provided, however, that in the event that a grantee is a beneficial holder of more than ten percent of our common stock, the option price of an incentive stock option granted to such grantee will be not less than one hundred ten percent (110%) of the fair market value of a share of common stock on the grant date.

Subject to the terms of the 2013 Plan, each option granted under the 2013 Plan will become exercisable at such times and under such conditions as will be determined by the Board and stated in the award agreement.

The Board may provide, for example, in the award agreement for (i) accelerated exercisability of the option in the event the grantee's service terminates on account of death, disability (as defined in the 2013 Plan) or another event, (ii) expiration of the option prior to its term in the event of the termination of the grantee's service to the Company, (iii) immediate forfeiture of the option in the event the grantee's service is terminated for "Cause" (as defined in the Plan) or (iv) unvested options to be exercised subject to the Company's right of repurchase with respect to unvested shares of stock.

Generally, each option granted under the 2013 Plan will terminate, and all rights to purchase shares of stock thereunder will cease, upon the expiration of ten (10) years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the 2013 Plan or as may be fixed by the Board and stated in the award agreement relating to such option.

Restricted Stock and Stock Units. The Board may from time to time grant restricted stock or stock units to persons eligible to receive awards under the 2013 Plan, subject to such restrictions, conditions and other terms as the Board may determine.

At the time an award of restricted stock or stock units is made, the Board will establish a restriction period applicable to such restricted stock or stock units.

Each award of restricted stock or stock units may be subject to a different restriction period. The Board may, in its sole discretion, at the time an award of restricted stock or stock units is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued service, in order that all or any portion of the restricted stock or stock units will vest.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the restricted stock or stock units.

Holders of restricted stock will have the right to vote such stock and, unless the Board otherwise provides in an award agreement, to receive any dividends declared or paid with respect to such stock. In the case of unearned performance awards (shares/units), dividend payouts/dividend equivalents are prohibited.

Holders of stock units will have no rights as stockholders of the Company. The Board may provide in an award agreement evidencing a grant of stock units that the holder of such stock units will be entitled to receive, upon the Company's payment of a cash dividend on its outstanding stock, a cash payment for each stock unit held equal to the per-share dividend paid on the stock.

Unless otherwise provided by the Board in the applicable award agreement, upon the termination of a grantee's service with the Company or an affiliate thereof, any shares of restricted stock or stock units held by such grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited.

Withholding Taxes. The Company will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of stock or payment of any kind upon the exercise of an option. Subject to the prior approval of the Company the grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of stock otherwise issuable to the grantee or (ii) by delivering to the Company shares of stock already owned by the grantee. The shares of stock so delivered or withheld will have an aggregate fair market value equal to such withholding obligations.

Change of Control. Subject to certain exceptions upon the occurrence of a change of control, either of the following two actions will be taken:

(i) immediately prior to the scheduled consummation of a change of control, all shares of restricted stock and stock units will become immediately vested and all options outstanding hereunder will become immediately exercisable unless otherwise specified in any executed executive agreements and will remain exercisable for a period of fifteen days, or

(ii) the Board may elect, in its sole discretion, to cancel any outstanding awards and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of stock subject to the award multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of stock pursuant to such transaction exceeds (II) the option price applicable to such grant shares.

With respect to the Company's establishment of an exercise window, (i) any exercise of an option during such period will be conditioned upon the consummation of the event and will be effective only immediately before the consummation of the event, and (ii) upon consummation of any change of control, the 2013 Plan and all outstanding but unexercised options will terminate.

These above terms will not apply to any change of control to the extent that provision is made in writing in connection with such change of control for the assumption or continuation of the options, stock units or shares of restricted stock theretofore granted, or for the substitution for such awards for new common stock options, stock units or new shares of restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option prices, in which event the awards theretofore granted will continue in the manner and under the terms so provided. In the event a grantee's award is assumed, continued or substituted upon the consummation of any change of control and their employment is terminated without cause within one year following the consummation of such change of control, the grantee's award will be fully vested and may be exercised in full, to the extent applicable, for the period set forth in the grantee's award agreement or for such longer period as the 2013 Plan Committee may determine.

New Plan Benefits. Future benefits under the 2013 Plan generally will be granted at the discretion of the Board and are therefore not currently determinable.

Non-Plan Awards

Grants Made Outside of the 2008, 2009 and 2013 Plans. In October 2015, pursuant to the commencement of Mr. Weber’s employment as our CEO, and in accordance with the terms of his employment agreement, the Company issued Mr. Weber (i) 100,000 restricted shares of the Company’s common stock as a sign-on inducement, and (ii) the right to receive 400,000 shares of our common stock as a long-term incentive inducement. Mr. Weber's sign-on inducement and long-term incentive rights were granted outside the 2013 Plan, in accordance with Section 4(2) of the Securities Act of 1933.

Mr. Weber’s sign-on shares vested or will vest as follows: (i) 50,000 shares on October 1, 2016; (ii) 25,000 shares on October 1, 2018; and (iii) 25,000 shares on October 1, 2019.

The Long-Term Incentive Shares will be subject to a two-year holding period following the grant date. The issuance and vesting of the above-described inducement shares will be contingent upon Mr. Weber’s continued employment with KeyW, subject to acceleration upon certain events. Mr. Weber's Long-Term Incentive Share right consists of five tranches, which will be awarded at any time prior to the fifth anniversary of October 1, 2015 (“the Commencement Date”) if the closing market price of the Company’s common stock over any 30 consecutive trading days is at or greater than the target price, set forth in the table below.

Target Price Per Share	Long-Term Incentive Share Rights
$13.00	50,000
$16.00	50,000
$20.00	100,000
$25.00	100,000
$30.00	100,000

During 2016, pursuant to the commencement of the Michele Cook (EVP, Business Development), John Johns (VP - Business Development) and Mike Alber (CFO) employment agreements, we granted the right to receive up to an aggregate of 505,000 shares of the Company’s common stock as a long-term incentive inducement. The long-term incentive rights were granted outside the 2013 Plan, in accordance with Section 4(2) of the Securities Act of 1933.

The Long-Term Incentive Shares will be subject to a two-year holding period following the grant date. The issuance and vesting of the Long-Term Incentive Shares will be contingent upon the employees' continued employment with KeyW, subject to acceleration upon certain events. The 505,000 Long-Term Incentive Share rights consist of five tranches, which will be awarded at any time prior to the fifth anniversary of the individual employee’s Commencement Date if the closing market price of the Company’s common stock over any 30 consecutive trading days is at or greater than the target price, set forth in the table below.

Target Price Per Share	Long-Term Incentive Shares Rights
$13.00	63,125
$16.00	63,125
$20.00	126,250
$25.00	126,250
$30.00	126,250

In 2014, no options or restricted stock were issued as Non-Plan awards.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for KeyW. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or for the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is non-transferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. The Company will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.  There are no immediate tax consequences of receiving an award of RSUs under the 2013 Plan. A grantee who is awarded such stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. The Company will generally be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2016 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (1)
Equity compensation plans approved by security holders	1,554,338	$10.44	714,703

Equity compensation plans not approved by security holders (2)	905,000		—

TOTAL	2,459,338		714,703

(1)	The 2013 Plan, which took effect on January 1, 2013, replaced the 2009 Plan, and provides for the issuance of a maximum of 2,700,000 shares.

(2)	Pursuant to the commencement of Bill Weber (CEO), Michele Cook (EVP, Business Development), John Johns (VP, Business Development) and Mike Alber (CFO) employment agreements the Company granted the rights to receive up to an aggregate of 905,000 Long-Term Incentive Shares. These rights were granted outside of the 2013 Plan, in accordance with Section 4(2) of the Securities Act of 1933.

Retirement Plans

The Company currently has one qualified defined contribution retirement plan, the KeyW Corporation Employee 401(k) Plan, which includes a contributory match 401(k) feature for KeyW employees who are employed by KeyW on the last day of each calendar year. As of January 1, 2010, the Plan calls for an employer matching contribution of up to 10% of eligible compensation. Total authorized contributions under the matching contribution feature of the Plan were $10.2 million, $11.3 million and $9.7 million, in 2016, 2015 and 2014, respectively. There were no discretionary contributions during these periods.

Employee Stock Purchase Plan

We adopted the Employee Stock Purchase Plan (the “ESPP”) on September 3, 2010. The ESPP offers a maximum of 5,000,000 million shares of Common Stock for purchase by employees (including NEOs) over the ten year life of the ESPP. Employees are able to purchase shares through accumulated payroll deductions at 85% of the fair market value of the shares based on the closing sales price of the shares on the purchase date, which will occur at the end of each fiscal quarter. Individual employees are limited to a maximum of 1,000 shares per quarter under the ESPP. The Company has elected to use open market purchases for all shares issued under the ESPP.

Options to Purchase Securities

The Company has established several stock incentive plans. The purpose of these plans are to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve KeyW and to expend maximum effort to improve the business results and earnings of KeyW, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of KeyW.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval and Ratification of Transactions with Related Persons

The Company has adopted a related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, are not permitted to enter into a related person transaction with the Company without the consent of our Audit Committee, another independent Committee selected by our Board of Directors or the full Board. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members in which the amount involved exceeds $120,000 will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed agreement, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if the Company should discover related person transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction. A copy of our related person transactions policy is available on the Company’s website at www.keywcorp.com.

Transactions with Related Persons

Set forth below is a summary of any transactions occurring since December 31, 2015, or currently proposed transaction, that involve the Company and one or more of our (i) directors and nominees for director, (ii) executive officers, or (iii) beneficial owners of more than 5% of our common stock outstanding (a “5% stockholder”) (or any of the foregoing person’s affiliates or associates) (which we refer to collectively as “related persons”), in each case, in which the amount involved in the transaction exceeds or will exceed $120,000.

Andrew Fedde, was the Hexis Director of Finance and Administration, and is the son of Chris Fedde, who was Executive Vice President of the Company and President of Hexis until June 30, 2016. In 2016, Mr. Andrew Fedde's total compensation was approximately $187,314. This amount includes his regular gross pay, insurance premiums, paid time off (PTO) balance, bonus and severance pay. His employment ended on August 1, 2016.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors/Nominees

At the Annual Meeting, nine (9) directors of the Company will be elected, each to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified.

Each of the nominees named below have consented to serve if elected. In case any of the nominees is not a candidate for director at the Annual Meeting, an event which management does not anticipate, it is intended that the enclosed Proxy will be voted by the proxy holder for a substitute nominee, if any, designated by the Board of Directors, unless the authority to vote for the management nominee(s) is withheld in the Proxy.

The following sets forth information provided by the nominees as of April 13, 2017, all of whom have been nominated by the Company’s Nominating and Corporate Governance Committee and all of whom have consented to serve if elected by our stockholders.

Deborah Bonanni, 61, has been a director at KeyW since April 1, 2013. Ms. Bonanni retired from public service in early 2013 following a distinguished career in the National Security Agency (NSA). From 2006 to 2013 she served as the NSA Chief of Staff. In that role, she was responsible for the strategic direction, leadership and oversight of the corporate functions that enable and support the Agency’s signals intelligence, information assurance, and cybersecurity missions. Her span of control covered physical and personnel security, human resource services, education and training, installations and logistics, policy and records management, external relations, corporate communications, occupational health and wellness, and registry and protocol services. In addition, she chaired the corporate board and managed the processes that governed the identification, selection, compensation, and professional leadership development of NSA’s highest-level executive leaders and technical experts.

Prior to serving as NSA Chief of Staff, Ms. Bonanni served in a number of senior leadership positions, including the Associate Director of Human Resources Services; the Associate Director for Education and Training; and the Commandant of the National Cryptologic School, a nationally recognized academic institution providing tailored training and professional development of military and civilian employees. As Deputy Director of the NSA’s Equal Employment Opportunity organization, she advocated for the use of mediation as a neutral and effective alternative to litigation for resolving disputes, and established the Agency’s first alternative dispute resolution center. Ms. Bonanni began her NSA career as a staff attorney specializing in federal procurement law before assuming the leadership position of Associate General Counsel for Information Security.

Ms. Bonanni graduated from Hood College, Summa Cum Laude, with a Bachelor of Arts degree in History and Political Science.  She received her Juris Doctorate from the Columbus School of Law, Catholic University, and is a member of the Bars of Maryland and the District of Columbia. She is a graduate of the 43rd Senior Seminar, an executive leadership program sponsored by the U.S. Department of State for civilian and military leaders from the federal foreign affairs community. She has completed numerous executive leadership programs and professional mediation courses at some of the country’s top universities. Ms. Bonanni received the Exceptional Civilian Service Award, NSA’s highest honorary award, as well as three Presidential Rank Awards, one at the highest distinguished level. She was also awarded the National Distinguished Service Medal from the Director, National Intelligence.

Ms. Bonanni has been employed in leadership positions in the private sector since her retirement from public service. Following the Federal Data Systems LLC purchase of Intelligent Decisions, Inc. in May 2016, Ms. Bonanni transitioned to FedData and assumed the role of Executive Vice President and Counsel. In 2016, Ms. Bonanni served as a part-time consultant to Booz Allen Hamilton supporting a contract with the Department of Homeland Security (DHS) relating to the selection, development, and compensation of senior executives and leaders within DHS. In a volunteer capacity, she serves on the Hood College Board of Associates, and is the Chair of the Graduate School Committee. Ms. Bonanni delivered the 2016 Hood College Graduate School commencement speech and was awarded an honorary Doctorate of Humane Letters, and she continues to lecture on leadership in Hood’s doctoral leadership program.  In 2016 Ms. Bonanni was elected to the Board of the Association of Former Intelligence Officers.

Ms. Bonanni’s broad business experience, coupled with her extensive public service career and leadership as the Chief of Staff of NSA, contribute valuable expertise to our Board of Directors. Her past leadership and oversight of the corporate functions of NSA afford her a unique perspective on the operations of the intelligence community and is an asset to the Board.

Bill Campbell, 72, has been a director at KeyW since July 16, 2009. Mr. Campbell currently serves as President of Sanoch Management, a consulting and investment firm for financial companies, start-ups, and venture capital firms. Mr. Campbell was most recently Chairman of Chase Card Services at JPMorgan Chase & Co., the nation’s second largest credit card organization. From 2005 to 2007 he served as Chairman of Visa International, leading the organization to its IPO in 2008, the second largest in U.S. history. Prior to his executive roles at JPMorgan Chase and its predecessors, and the formation of Sanoch Management, Mr. Campbell oversaw Citigroup’s Global Consumer Business, including global branch banking and credit cards. He became Chief Executive Officer of Global Citibank in 1996 and Chief Executive Officer of Citigroup’s Global Consumer Business a year later. Before joining Citicorp in 1995, Mr. Campbell spent 28 years at Philip Morris, including five years as Chief Executive Officer of Philip Morris USA. He began his career in Canada in brand management in 1967 and eventually served as President of the Asian region for Philip Morris, EVP of Marketing and Sales for Philip Morris USA, and EVP of Strategic Planning for Philip Morris Companies.

He currently serves as a director to the following privately held companies: First Beverage Group and Focus Financial Partners LLC. Mr. Campbell earned a Bachelor’s degree in Economics from the University of Alberta in 1965 and a Master’s degree in Business Administration from the University of Western Ontario in 1967.

Mr. Campbell’s business experiences in a diverse group of major public companies, and in numerous executive positions in the financial services industry, gives our Board of Directors a perspective on national and global economic developments and valued experience in the operations of large organizations.

Shep Hill, 64, has been a director at KeyW since November 9, 2016. Combining decades of aerospace and international business experience, he is a veteran global business leader. Retired from The Boeing Company in May 2015, after nearly three decades of service, Mr. Hill most recently served as president of Boeing International and senior vice president of Business Development and Strategy. He was a member of Boeing’s Executive Council and a company officer.

As president of Boeing International, Mr. Hill led the company’s international affairs, with leadership responsibilities for 18 Boeing in-country operations throughout the world. He was responsible for the company’s international strategy and operations along with business growth and productivity initiatives outside the United States. During Mr. Hill’s tenure, the company’s international revenue more than doubled from $23.8 billion to $52.9 billion.

As Business Development and Strategy leader, he was responsible for analyzing and developing plans to drive the company’s growth and nurture new businesses. In this capacity, he coordinated the company’s corporate development function, with responsibility for acquisitions, divestitures, mergers, equity investments and joint ventures.

Mr. Hill held the International position since November 2007 and reassumed the Business Development and Strategy role in October 2009, having held the post from 2006 to 2007. Previously, Mr. Hill was vice president of Business Development at Boeing Defense, Space & Security and was responsible for the development, integration and implementation of Defense, Space & Security customer and business strategies.

Mr. Hill joined Boeing when the company acquired Rockwell’s Aerospace and Defense business in 1996. At that time, Mr. Hill was Rockwell’s vice president of Aerospace Government Affairs and Marketing. Before joining Rockwell in 1987, Mr. Hill served as chief of staff and legislative director to Rep. Bill Chappell of Florida from 1980 to 1987.

In 1989, he completed the John F. Kennedy School of Government Harvard University Program for Senior Executives in National and International Security. He is a distinguished graduate of the Naval War College in Newport, Rhode Island and received a bachelor’s degree in history from Stetson University. Mr. Hill is a board member of the Smithsonian National Air and Space Museum and member of the Council on Foreign Relations.

Mr. Hill’s hands-on experience in developing and implementing strategies for driving growth and nurturing new business specifically aligns with our plan to expand business in the Intelligence, Cyber and Counterterrorism communities.

Chris Inglis, 62, has been a director at KeyW since May 18, 2016. Mr. Inglis currently serves as the U.S. Strategic Command’s Intelligence Panel Chair on the Commander’s Strategic Advisory Group, and as a member of the U.S. Department of Defense (DoD) Defense Science Board (participating in several past studies on cyber issues and currently co-chairing a study on strategic cyber options). He has served as the U.S. Naval Academy’s Robert and Mary M. Looker Distinguished Visiting Professor of Cyber Studies since July 2014. He is a serving board member of FedEx Corporation, Convergint Technologies LLC and Huntington Bancshares and a trustee of Analytic Services, Inc. (ANSER), a non-profit public services institute. He previously served for 41 years in the DoD, retiring in January 2014 after 28 years at the NSA and seven and one half years as its senior civilian and Deputy Director. As the NSA Deputy Director, Mr. Inglis was the Agency's chief operating officer, responsible for guiding and directing strategies, operations and policy.

Mr. Inglis holds advanced degrees in engineering and computer science from Columbia University, Johns Hopkins University, and the George Washington University. He is also a graduate of the Kellogg Business School executive development program, the USAF Air War College, Air Command and Staff College, and Squadron Officers' School. Mr. Inglis’ military career includes over 30 years of service in the U.S. Air Force – nine years on active duty and twenty one years in the Air National Guard – from which he retired as a Brigadier General in 2006. He holds the rating of Command Pilot and commanded units at the squadron, group, and joint force headquarters levels.

Mr. Inglis' significant Awards include the Clements award as the U.S. Naval Academy's Outstanding Military Faculty member (1984), three Presidential Rank Awards (2000, 2004, and 2009), the USAF Distinguished Service Medal (2006), the Boy Scouts of America Distinguished Eagle Scout Award (2009), the Director of National Intelligence Distinguished Service Medal (2014), and The President’s National Security Medal (2014).

Mr. Inglis brings over 40 years of experience in the government to KeyW. His broad experience in government and with cyber products and services will be a valuable asset to the Company.

Ken Minihan, 73, (Lt. General (Ret) USAF) has been a director at KeyW since August 22, 2008. Lt. General Minihan is a Managing Director of Paladin Capital Group and is focused on the development and implementation of new investment opportunities for Paladin’s Homeland Security Fund. Prior to joining Paladin, Lt. General Minihan was the 14th Director of the NSA/Central Security Service. While at the NSA, he was instrumental in the definition and implementation of the National Information Assurance Program. During his military service, Lt. General Minihan developed extensive experience in making new technologies operational and implementing leading edge services and products in a competitive environment where lives were often at risk. During the last twenty years of the Cold War and the transition to the Information Age, he was instrumental in the definition and selection of technology solutions to solve many difficult national security information needs. Throughout that time, Lt. General Minihan helped set the performance standards for information enterprise operations. Lt. General Minihan is a past Chairman and President of the Security Affairs Support Association (now known as INSA), which focuses on shared government and industry national intelligence and technology challenges. He also is a member of the Air Force Association, the National Military Intelligence Association and other national organizations. He has substantial experience in capital raising, enterprise operations, business development and business readiness assurance. He devotes considerable attention to and consults on national security affairs.

Lt. General Minihan has a Bachelor of Arts degree from Florida State University, a Master of Arts degree from the Naval Postgraduate School, and has completed executive development programs at the University of Illinois and Harvard University. Among his awards and decorations are the National Security Medal, the Defense Distinguished Service Medal, the Bronze Star, the National Intelligence Distinguished Service Medal, and the Legion of Merit. He serves as a Director on the following boards: ManTech International Corporation, Lucent Government Solutions, Lexis Nexis Special Services, American Government Solutions and CGI Federal, Inc., a subsidiary of CGI Group, Inc., and served on the board of BAE Systems, Inc. from 2001 to 2015.

Lt. General Minihan’s depth of knowledge from his military service and as a director of the NSA brings valuable expertise to our Board of Directors. Further, his business experience with Paladin Capital Group brings industry expertise to our Board that is compounded by his public sector service.

Art Money, 77, has been a director at KeyW since August 22, 2008. Previously, he served as a Director of Essex Corporation from January 2003 to January 2007. He is currently consulting, specializing in command, control, and communications, intelligence, signal processing, and information processing. Mr. Money served as the Assistant Secretary of Defense for Command, Control, Communication and Intelligence (C3I) from October 1999 to April

2001. Prior to his Senate confirmation in that role, he was the Senior Civilian Official, Office of the Assistant Secretary of Defense for C3I from February 1998. Mr. Money also served as the Chief Information Officer for the DoD from 1998 to 2001. From 1996 to 1998, he served as Assistant Secretary of the Air Force for Research, Development and Acquisition, and as CIO for the Air Force. He has also received distinguished public service awards from the DoD (Bronze Palm), the U.S. Air Force, and the U.S. Navy. Prior to his government service, Mr. Money held senior management positions (including President from 1989 to 1995) with ESL Inc., a subsidiary of TRW, and the TRW Avionics and Surveillance Group. Mr. Money serves on numerous United States Government panels, boards and commissions. He currently serves on the boards of Electronic Warfare Associates, Inc., InfoZen, Inc., Eagle Ray, Inc., Catapult Consultants, LLC, Babel Street, Inc. and Westbridge Technologies, Inc.

Mr. Money received a Bachelor of Science degree in Mechanical Engineering from San Jose State University in 1965, a Master of Science degree in Mechanical Engineering from University of Santa Clara in 1970 and attended the Harvard Executive Security Program in 1985 and the Program for Senior Executives at the Sloan School at the Massachusetts Institute of Technology in 1988. Mr. Money received the INSA (Intelligence and National Security Alliance) 28th Dr. William Oliver Baker Award in May 2012 and was elected to the National Academy of Engineering in October 2013.

Mr. Money’s service in the intelligence sector and on the boards of numerous public companies and with sophisticated advisory groups, combined with his prior management experience in the private sector, brings a breadth of knowledge to our Board of Directors.

Caroline Pisano, 50, has been a director at KeyW since August 22, 2008. She was named Chairman of the Board upon Mr. Moodispaw’s retirement in May 2015. Previously, she was a Director of Essex Corporation from September 2000 through January 2003 and served as General Counsel and Vice President of Finance of Essex from January 2003 to June 2004. From April 2000 through December 2002, Ms. Pisano was a member of Networking Ventures, L.L.C. From August 1996 to March 2000, Ms. Pisano served as General Counsel and Chief Financial Officer of Pulse Engineering, Inc., an information security and signal processing company which was sold in March 2000. From August 1992 to July 1996, Ms. Pisano served as a senior transactional attorney with the law firm of Wechsler, Selzer, and Gurvitch, Chartered. From June 1988 to August 1990, Ms. Pisano, was a certified public accountant, practiced public accounting and specialized in high tech and biotech companies. Ms. Pisano received her Juris Doctorate degree from the Washington College of Law at the American University in Washington, D.C. Ms. Pisano graduated Magna Cum Laude with a Bachelor of Science degree in Accounting from the University of Maryland.

Ms. Pisano’s significant institutional knowledge of our Company’s field of work gives our Board of Directors valuable insight into our operations. Her prior managerial experience brings insightful business knowledge to bear on our Board deliberations.

Mark Sopp, 51, joined the Board on March 16, 2016. Mr. Sopp is Executive Vice President and Chief Financial Officer of KBR, Inc. KBR is an approximately $5 billion global provider of differentiated professional services and technologies within the Government Services and Hydrocarbons sectors, with approximately 31,000 employees operating in over 80 countries.

Prior to KBR, Mr. Sopp most recently served as EVP and CFO of Leidos Holdings, Inc. (Leidos), a $5 billion provider of technology solutions in intelligence, military, health, and energy markets. Prior to that, he served in the same role with Science Applications International Corporation, or “SAIC”, an $11 billion Fortune 500® provider of technology services and solutions in government and commercial markets. Mr. Sopp played a lead role in SAIC’s initial public offering in 2006 after being private over three decades, and which has remained the largest IPO in the government services sector to date. After navigating a period of growth from roughly $7 billion to $11 billion in revenues, he helped lead the transformation of SAIC into two separate, multi-billion NYSE-listed companies in 2013 (NYSE: “LDOS” and “SAIC”).

Prior to KBR, Leidos and SAIC, Mr. Sopp served as Executive Vice President and Chief Financial Officer of Titan Corporation from 1998 to 2005, culminating in its successful $2.5 billion merger with L3 Communications. Mr. Sopp was instrumental in Titan’s focus on growth, profitability, and cash flow in the Federal intelligence and defense market, achieving revenues of approximately $2 billion in 2005. Prior to Titan Corp, Mr. Sopp led the international finance function at Taylor Made Golf Company from 1990 to 1998, with focus areas in international tax, treasury, financial planning, and systems automation. Before Taylor Made Golf, Mr. Sopp was a CPA and Audit Senior at Arthur Andersen & Co.

Academically, Mr. Sopp completed the Executive Program at UCLA and his undergraduate work at New Mexico State University with a Bachelor’s of Science degree in Accounting. Mr. Sopp received his CPA from the State of California in 1989.

Mr. Sopp brings a wealth of recent hands-on experience in successfully operating public companies serving Federal and Commercial customers. This has included significant experience in complex capital structure and corporate development transactions, and their attendant corporate governance dynamics. In addition, his experience in driving organic growth, profitability improvement, cash flow generation, effective capital deployment and meeting rigorous compliance requirements well align with the foreseeable priorities of KeyW.

Bill Weber, 51, has served as President and Chief Executive Officer and as a director, since October 1, 2015. Mr. Weber has more than 25 years of experience building leading technology and solutions organizations and addressing the changing needs of customers in both the private and public sectors. In these endeavors, his tenure has been marked by growth and maturity of the organization. From March 2012 to September 2015, he served as President and Chief Operating Officer of XLA, a private equity-backed federal government services and software company focused in the areas of national security, diplomacy, and nation building.

Prior to XLA, he served as President of Kaseman, a private equity-backed government-focused professional services firm and Senior Vice President at GTSI Corporation, a leading IT provider to the U.S. Government, where he oversaw the creation and development of a professional services business that eventually accounted for a quarter of the company’s revenue and one third of its profit. He has held senior executive positions with McData, CNT Corporation, Inrange Technologies, International Network Services, and AT&T, all focused around solutions creation and growth.

Mr. Weber has a Bachelor of Science from Washington University and is a graduate of The Executive Program at the University of Virginia Darden School of Business. He is a former U.S. Army officer and an Airborne Ranger.

Mr. Weber’s proven leadership ability and track record of delivering results and accelerated growth bring valuable experience to KeyW. His track record, appreciation for KeyW’s culture, and demonstrated ability to be nimble and navigate industry changes quickly makes him a clear choice to lead KeyW to the next level and continue its development into a premier brand in the intelligence community, government, and commercial solutions marketplaces.

Vote Required

The nominees to be selected as directors must receive a majority of the votes cast at the Annual Meeting to be elected (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee). With respect to the election of directors, you may vote “FOR” or “AGAINST” each of the nominees or you may “ABSTAIN” from voting for one or more nominees. Abstentions and broker non-votes will have no effect on this proposal because broker non-votes will not be considered as present or voting and abstentions will be counted only for purposes of determining whether there is a quorum. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Proxies may not be voted for more than nine (9) directors at the Annual Meeting.

The Board of Directors recommends a vote FOR approval of the election of each of the Nominees for Director.

Executive Officers

The following sets forth information provided by the NEOs as of April 13, 2017 (other than Bill Weber, for whom biographical information is included above under “Directors/Nominees”):

Mike Alber, 59, has served as the Chief Financial Officer and Executive Vice President of KeyW since June 13, 2016. With more than 30 years of corporate finance, accounting and administrative experience with federal contractors, Mr. Alber served as a Principal with Growth Strategy Leaders, a business and financial consulting firm, from April 2015 to May 2016 and as Chief Financial Officer and SVP at Engility Corporation (NYSE: EGL) a

$2.5B technology services and solutions provider to the U.S. Government and International customers from May 2012 to March 2015.

Prior to Engility, Mr. Alber held the position of Chief Financial Officer and Treasurer at Alion Science and Technology from 2007 to 2012. He has also held senior executive positions at SAIC (18 years), where he served as a SVP and Group CFO, and Director at Network Solutions, Inc.

Mr. Alber’s significant experience in the government solutions industry and large public companies will serve the Company well. KeyW will benefit greatly from his diverse expertise running sophisticated financial operations in both services and technology centric organizations.

Michele Cook, 63, joined KeyW on January 18, 2016 as Executive Vice President of Business Development. With almost 20 years of experience within the DoD and Intelligence C4ISR community, Ms. Cook is a recognized industry leader in strategic business development with directly-attributable industry career sales in excess of $5 billion, including leading sales efforts to generate more than $2 billion in prime contract bookings in less than 30 months while at Six3 Systems. Before joining KeyW, Ms. Cook served as a Principal for Booz Allen Hamilton’s Business Development Center of Excellence. Prior to Booz Allen, Ms. Cook held the position of Vice President of Business Development for Six3 Systems where she successfully penetrated new markets in first-time IDIQ awards across multiple intelligence community agencies. Earlier, Ms. Cook led business development efforts for CACI International’s Intelligence Community sector, receiving the CACI Quantum award for Sales Excellence based on numerous successes in penetrating the company’s highest value, strategic accounts.

Ms. Cook is the ideal selection to build and lead a world-class business development organization. Her track record of success in developing business opportunities across the U.S. Intelligence Community is a perfect match for where we see opportunities for KeyW to grow and expand.

Kim DeChello, 56, has served as the Chief Administrative Officer and Secretary of KeyW since its founding in 2008. Ms. DeChello is responsible for providing internal and external coordination, management, and oversight of all administrative activities related to the development and implementation of the mission and goals of the organization. She oversees the administrative functions of the organization such as: corporate administration, human resources, recruiting, stock administration, quality management and others; ensuring appropriate policies and budgets are in place. She assists with mergers and acquisitions. She is responsible for developing company policies that comply with regulations and that reflect management philosophy and culture. She partners with the CEO and other executives in formulating current and long-range plans and implementing strategic and operational strategies. As Corporate Secretary she has a wide range of responsibilities including administration of critical corporate matters.

Prior to joining KeyW, she was the Chief Administrative Officer at Essex Corporation, which she joined in May 1987. At Essex she served in various administrative and management capacities. She was appointed Vice President in December 2003, appointed Corporate Secretary in January 1998 and Chief Administrative Officer in November 1997. She served in these positions at Essex through July 2008, until her employment with KeyW in 2008.

Ms. DeChello received a Master of Science degree in Human Resources Management in 2000 from the University of Maryland. Ms. DeChello also holds an Associate of Arts degree in Accounting, and a Bachelor of Science degree in Criminal Justice/Criminology from the University of Maryland. Ms. DeChello serves on the board of Maryland Therapeutic Riding.

Mark Willard, 57, has served as the Chief Operating Officer of KeyW since its founding in August of 2008, except for the period of May – October 2015, when Mr. Willard served as interim Chief Executive Officer (CEO), President and a director. As COO, he has played a key role in developing a strong operations team. In this role he is responsible for ensuring that the goals for revenue and profit are met and assists the CEO in formulating current and long-range plans, objectives and policies. He provides leadership to senior management related to organization, business development and financial management and ensures a clarity of objectives and focus for senior managers and operations personnel. He has over 30 years of multi-disciplined management experience related to systems development, operation and life cycle support. Mr. Willard has played a key role in building an engineering capability from the ground up at four companies focused on supporting the Intelligence Community.

After eight years of military service he joined ManTech and served as the Vice President of Columbia, MD Operations, responsible for building the company from 30 to over 300 personnel providing engineering services to the NSA. He transitioned to Windermere in 1998. As one of Windermere’s first employees, he helped build a well-established engineering development and systems integration company. Windermere was acquired by Essex Corporation in 2005 and Mr. Willard remained at the company and served as the Vice President of the Engineering & Technology Sector. When Essex Corporation was acquired by Northrop Grumman, Mr. Willard continued to build the Engineering & Technology Sector and was responsible for over 400 personnel providing services to the major Intelligence Community agencies, as well as special military. Mr. Willard served at Northrop Grumman in this capacity until his employment with KeyW in 2008.

Mr. Willard has a Bachelor of Science degree in Management Sciences and has completed coursework toward a Master of Science degree in Technology Management at the University of Maryland.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (Deloitte) currently serves as the Company’s independent registered public accounting firm. Grant Thornton, LLP (Grant) conducted the audit of the Company’s accounts for the year ending December 31, 2016. On March 17, 2017, the Audit Committee appointed Deloitte to serve as the independent registered public accounting firm to conduct an audit of the Company’s accounts for the fiscal year ending December 31, 2017.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

Vote Required

Ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). With respect to the ratification of Deloitte & Touche LLP, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

The Board of Directors recommends a vote FOR approval of the Proposal to Ratify the Appointment of DELOITTE & TOUCHE LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending december 31, 2017.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF the COMPANY’S NAMED EXECUTIVE OFFICERS

Background of the Proposal

The Dodd-Frank Act requires all public companies, beginning with their stockholder meetings on or after January 21, 2011, to hold a separate non-binding advisory stockholder vote to approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say-on-Pay” proposal). Pursuant to Section 14A of the Exchange Act, we are holding a separate non-binding advisory vote on Say-on-Pay at the Annual Meeting.

Say-on-Pay Proposal

As discussed in the CD&A section of this Proxy Statement, the Company’s executive compensation program is primarily structured to attract, retain, and motivate qualified, talented and diverse leaders who are enthusiastic about the Company’s mission and culture by providing competitive compensation and benefits to its executive officers consistent with our focus on controlling costs. The primary elements of compensation used to support the above goals are base salary, annual incentives, long-term incentives, discretionary awards, and retirement, health and welfare benefits. KeyW maintains compensation plans that tie a substantial portion of its executives’ overall compensation to the achievement of corporate goals and success of the Company. The Board of Directors believes that the compensation program for the

Company’s executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. KeyW urges you to read the “Executive Compensation” section of this Proxy Statement for details on the Company’s executive compensation programs.

The Say-on-Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to The KeyW Holding Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required

Adoption of the Say-on-Pay proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” such proposal). You may vote “FOR”, “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal.

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL.

Audit Committee Report

In performing its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s 2016 consolidated audited financial statements with the Company’s management. The Audit Committee also has discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s 2016 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of KeyW. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing KeyW’s accounting, auditing and financial reporting processes, internal controls, financial risk exposures and for monitoring compliance with certain regulatory and legal requirements. The Audit Committee regularly reports to the full Board. For a summary of the responsibilities of the Audit Committee, see also “The Board of Directors and Committees - Committees of the Board” in this Proxy Statement.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including in respect of accountant’s independence. The Board of Directors has determined that Ms. Pisano and Mr. Sopp are Audit Committee financial experts as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. KeyW management is responsible for the preparation and integrity of KeyW’s financial statements, the financial reporting process, including evaluating the effectiveness of KeyW’s disclosure controls and procedures and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In addition, management has responsibility for the Company’s compliance with legal and regulatory requirements.

KeyW’s independent registered public accounting firm, Grant Thornton, LLP is responsible for performing an independent audit of KeyW’s annual consolidated and combined financial statements, expressing an opinion on the conformity of the financial statements with U.S. generally accepted accounting principles, and, when applicable, expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB).

Audit Committee

Mark W. Sopp, Chairperson

Shephard W. Hill

Arthur L. Money

Caroline S. Pisano

You should not consider this report to be “soliciting materials” or to be “filed” with the SEC. It also is not subject to the liabilities of Section 18 of the Exchange Act. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the federal securities laws.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the year ended December 31, 2016, the Company used Grant Thornton LLP as its principal accountant. On March 17, 2017, the Audit Committee dismissed Grant as the Company’s principal accountant. On March 17, 2017, the Audit Committee approved the appointment of Deloitte & Touche LLP to serve as the Company’s principal accountant with respect to the year ending December 31, 2017.

The reports of Grant on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2015 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2015 and December 31, 2016, and during the subsequent interim period preceding Grant’s dismissal, there were: (i) no disagreements with Grant on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant would have caused Grant to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K except to note that management identified material weaknesses, (i) for the year ended December 31, 2015, in controls related to (a) the preparation or review of the long-term forecasts and related assumptions, data and calculations used in annual good will impairment tests and for the maintenance of related documentation, (b) identifying and correcting inventory errors in a timely manner and (c) properly evaluating, and accounting for, complex or unusual revenue arrangements and applying the appropriate revenue recognition guidance in accordance with GAAP; and (ii) for the year ended December 31, 2016, the matter described in the preceding clause (i)(c). The material weaknesses identified in clauses (i)(a) and (i)(b) above were remediated as of December 31, 2016.

During the fiscal years ended December 31, 2016 and 2015, neither the Company, nor anyone acting on the Company’s behalf, has consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in any case where either a written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions. Representatives of Grant will not be present at the Annual Meeting.

The following table shows the fees that were billed to the Corporation by Grant for professional services rendered for the fiscal years ended December 31, 2016 and December 31, 2015.

Fee Category	2016	2015
(In thousands)
Audit Fees	$818	$662
Audit-Related Fees	—	8
Tax Fees	—	—
All Other Fees	60	49

Total Fees	$878	$719

Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in the quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not included above under “Audit Fees”. These services include services in connection with acquisitions and stock offerings, including comfort letters to underwriters.

Tax Fees

This category includes fees for the research and development tax credit study.

All Other Fees

This category includes fees for products and services provided by Grant that are not included in the services reported above and out-of-pocket expenses consisting primarily of travel expenses.

Pre-Approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent accountants. For audit services, each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act during its most recent fiscal year and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the respective reporting persons during the fiscal year ended December 31, 2016, except for the following:

Ms. Bonanni, Mr. Campbell, Mr. Hannon, Mr. Inglis, Mr. Minihan, Mr. Money, Ms. Pisano and Mr. Sopp each had a Form 4 relating to one transaction that were filed 6 days late.

Other Business

The Company knows of no other matters to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders is properly brought before the Annual Meeting, it is the intention of the persons appointed as proxies to vote with respect to any such matter in accordance with their best judgment.

It is important that proxies be returned promptly. Stockholders, whether or not they expect to attend the Annual Meeting in person, are urged to complete, sign and return the accompanying Proxy in the enclosed envelope which requires no postage if mailed in the United States or use the internet to transmit voting instructions at www.proxyvote.com.

Stockholder Proposals for the 2018 Annual Meeting

All stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) must be received by the Company not later than December 7, 2017 and must otherwise comply with the rules of the SEC for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Proposals should be delivered to The KeyW Holding Corporation, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076, Attention: Corporate Secretary.

Except in the case of proposals made in accordance with Rule 14a-8, stockholders intending to bring any business before the 2018 Annual Meeting must deliver written notice thereof to the Secretary of the Company not less than 120 days prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting of stockholders (which will be December 7, 2017), nor earlier than 150 days prior to the first anniversary date of the Proxy Statement for the preceding year’s Annual Meeting of Stockholders (which will be November 7, 2017). If a stockholder gives notice of such a proposal outside such window, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2018 Annual Meeting.

Annual Report and Consolidated Financial Statements

A copy of the Company’s 2016 Annual Report accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single Proxy Statement and 2016 Annual Report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker that it will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder is notified otherwise or until such stockholder notifies its broker or us that it no longer wishes to participate in “householding.” If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate copy of the Proxy Statement and 2016 Annual Report and/or wishes to receive separate copies of these documents in the future such stockholder may (1) notify its broker or (2) direct its written or oral request to: The KeyW Holding Corporation, 7740 Milestone Parkway, Suite 150, Hanover, MD 21076, Attention: Corporate Secretary, 443-733-1600. Upon written or oral request, we will deliver promptly a separate copy of the Proxy Statement and 2016 Annual Report to any stockholder at a shared address to which a single copy of any of these documents was delivered.

Two or more stockholders sharing an address can request delivery of a single copy of the Proxy Statement and 2016 Annual Report if they are receiving multiple copies by contacting the KeyW Holding Corporation in the manner set forth above.

Reference Documents

THE INFORMATION REQUIRED BY ITEM 13(A)(1)-(5) OF SCHEDULE 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IS INCORPORATED BY REFERENCE TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016, FILED ON MARCH 15, 2017.

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE KEYW HOLDING CORPORATION, 7740 MILESTONE PARKWAY, SUITE 150, HANOVER, MD 21076, ATTENTION: CORPORATE SECRETARY. EXCEPT FOR THE INFORMATION INCORPORATED BY REFERENCE FROM THE FORM 10-K DESCRIBED ABOVE, THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

Directions

KeyW’s Corporate Headquarters

7740 Milestone Parkway, Suite 150

Hanover, MD 21076

Main 443-733-1600

	From Points North		From Points East

•	Take MD-295 South / Baltimore Washington Parkway	•	Take SR-100 West toward Ellicott City
•	Take the Exit for Arundel Mills Boulevard	•	Take Exit 9A for MD-295 South / Baltimore Washington Parkway
•	Turn onto Arundel Mills Boulevard	•	Take the Exit for Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway	•	Turn onto Arundel Mills Boulevard
•	Take the 1st right into the parking area	•	Take the 1st right onto Milestone Parkway
		•	Take the 1st right into the parking area

	From Points South		From Points West

•	Take MD-295 North / Baltimore Washington Parkway	•	Take SR-100 East toward Ellicott City
•	Take the Exit for Arundel Mills Boulevard	•	Take Exit 9A for MD-295 South / Baltimore Washington Parkway
•	Turn right onto Arundel Mills Boulevard	•	Take the Exit for Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway	•	Turn onto Arundel Mills Boulevard
•	Take the 1st right into the parking area	•	Take the 1st right onto Milestone Parkway
		•	Take the 1st right into the parking area
From Baltimore/Washington International Airport

•	Take I-195 West
•	Take Exit 2N for MD-295 South / Baltimore Washington Parkway
•	Take the Exit for Arundel Mills Boulevard
•	Turn onto Arundel Mills Boulevard
•	Take the 1st right onto Milestone Parkway
•	Take the 1st right into the parking area

KeyW
Innovation Beyond Expectation

THE KEYW HOLDING CORPORATION
ATTN: KIM DECHELLO
7740 MILESTONE PARKWAY, SUITE 150
HANOVER, MD 21076

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25406-P92008 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE KEYW HOLDING CORP (KEYW)

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. DEBORAH BONANNI	☐	☐	☐
1b. BILL CAMPBELL	☐	☐	☐
1c. SHEP HILL	☐	☐	☐
1d. CHRIS INGLIS	☐	☐	☐
1e. KEN MINIHAN	☐	☐	☐
1f. ART MONEY	☐	☐	☐
1g. CAROLINE PISANO	☐	☐	☐
1h. MARK SOPP	☐	☐	☐
1i. BILL WEBER	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company.	☐	☐	☐
3. Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Act upon such other business as may properly come before the Annual Meeting.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E25407-P92008

THE KEYW HOLDING CORPORATION
7740 Milestone Parkway, Suite 150, Hanover, Maryland 21076
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - MAY 10, 2017

The undersigned hereby appoints Bill Weber, Mike Alber and Kim DeChello, and each of them severally, as proxies of the undersigned, each with full power of substitution, to represent the undersigned at, and to vote all shares of common stock of The KeyW Holding Corporation which the undersigned may be entitled to vote at, the Annual Meeting of Stockholders of The KeyW Holding Corporation to be held on May 10, 2017 at KeyW Corporate Headquarters, 7740 Milestone Parkway, Suite 150, Hanover, Maryland at 12:00 p.m. Eastern Time ("ET"), and at any adjournment or adjournments of such meeting, with all powers which the undersigned would possess if personally present, in accordance with the instructions set forth on this proxy, and, in their discretion, to vote such shares on any other business as may properly come before the meeting and on matters incident to the conduct of the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR THE SAY ON PAY PROPOSAL.

Continued and to be signed on reverse side

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